UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Verisk Analytics, Inc.

(Name of Registrant as Specified in its Charter)

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Notice of 2015 Annual Meeting of Shareholders

to be held at the offices of the Company

545 Washington Boulevard

Jersey City, New Jersey 07310

May 20, 2015, 8:00 AM, local time

April     , 2015

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Shareholders of Verisk Analytics, Inc. will be held on Wednesday, May 20, 2015, at 8:00 a.m. local time, at 545 Washington Boulevard, Jersey City, New Jersey 07310, to:

•	elect four (4) members of the Board of Directors;

•	amend the Company’s Bylaws to implement majority voting for the uncontested election of directors;

•

amend and restate the Company’s Amended and Restated Certificate of Incorporation and Bylaws to eliminate references to our Class B common stock, rename our Class A common stock, make related conforming changes, and update certain outdated provisions and remove certain redundant provisions;

•	approve the compensation of the Company’s named executive officers on an advisory, non-binding basis (“say-on-pay”);

•	ratify the appointment of Deloitte & Touche LLP as independent auditor for the year ending December 31, 2015; and

•	transact such other business as may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of directors, the proposal to amend the Company’s bylaws to implement majority voting for the uncontested election of directors, the proposal to amend and restate the Company’s amended and restated certificate of incorporation and bylaws to eliminate references to our Class B common stock, rename our Class A common stock, make related conforming changes, and update certain outdated provisions and remove certain redundant provisions, the approval of the compensation of the Company’s named executive officers on an advisory, non-binding basis and the ratification of the appointment of the auditor. With respect to certain of our shareholders, we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders via the Internet. We believe this e-proxy process expedites shareholders’ receipt of proxy materials and lowers the costs of our annual meeting of shareholders. Accordingly, we have mailed to certain of our beneficial owners the Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached Proxy Statement and our Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials. We are mailing paper copies of our annual meeting materials to our shareholders of record, and to eligible participants in the ISO 401(k) Savings and Employee Stock Ownership Plan, or ESOP.

The Notice of Internet Availability of Proxy Materials is being mailed to certain of our shareholders beginning on or about April , 2015. The Proxy Statement is being made available to our shareholders and eligible ESOP participants beginning on or about April     , 2015.

Very truly yours,

Kenneth E. Thompson

Executive Vice President, General

Counsel and Corporate Secretary

*****

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 20, 2015. Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at www.proxyvote.com. Upon written request to our Corporate Secretary, we will provide a copy of our Annual Report on Form 10-K without charge. Please mail any written request to Kenneth E. Thompson, Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, NJ 07310-1686.

Page
Proxy Statement	1
Annual Meeting Information	1
Voting Information	2
Item 1— Election of Directors	3
Corporate Governance	7
Directors’ Compensation and Benefits	11
Executive Officers of Verisk	12
Security Ownership of Certain Beneficial Owners and Management	14
Principal Shareholders	16
Executive Compensation	16
Compensation Discussion and Analysis	16
Compensation Committee Report	25
Summary Compensation Table	26
Grants of Plan-Based Awards Table	28
Outstanding Equity Awards at Fiscal Year-End Table	29
Option Exercise and Stock Vested Table	30
Pension Benefits Table	31
Nonqualified Deferred Compensation Table	31
Potential Payments upon Termination or Change in Control	31
Equity Compensation Plan Information	32
Certain Relationships and Related Transactions	34
Item 2 — Proposal to Amend the Company’s Bylaws to Implement Majority Voting for the Uncontested Election of Directors	36
Item 3 — Proposal to Amend and Restate the Company’s Amended and Restated Certificate of Incorporation and Bylaws to Eliminate References to our Class B Common Stock, Rename our Class A Common Stock, Make Related Conforming Changes, and Update Certain Outdated Provisions and Remove Certain Redundant Provisions	38
Item 4 — Approval of the Compensation of the Company’s Named Executive Officers on an Advisory, Non-Binding Basis	39
Item 5 — Ratification of the Appointment of the Company’s Independent Auditor	40
Audit Committee Report	40
Other Matters	43
Exhibit A — Proposed Amendments to the Bylaws to Implement Majority Voting for Uncontested Election of Directors	A-1

Exhibit B — Proposed Amendments to the Amended and Restated Certificate of Incorporation to Eliminate References to our Class B Common Stock, Rename our Class A Common Stock, Make Related Conforming Changes, and Update Outdated Provisions and Delete References to Redundant Provisions

B-1

Exhibit C — Proposed Amendments to the Bylaws to Eliminate References to our Class B Common Stock, Rename our Class A Common Stock, Make Related Conforming Changes, and Update Outdated Provisions and Delete References to Redundant Provisions

C-1

Verisk Analytics, Inc.

545 Washington Boulevard

Jersey City, New Jersey 07310

April     , 2015

PROXY STATEMENT

We are making this Proxy Statement available in connection with the solicitation of proxies by our Board of Directors for the 2015 Annual Meeting of Shareholders. We are mailing the Notice of Internet Availability of Proxy Materials on or about April     , 2015. This Proxy Statement is being made available to our shareholders on or about April     , 2015. In this Proxy Statement, we refer to Verisk Analytics, Inc. as the “Company,” “Verisk,” “we,” “our” or “us” and the Board of Directors as the “Board.”

ANNUAL MEETING INFORMATION

Date and Location.    We will hold the annual meeting on Wednesday, May 20, 2015 at 8:00 AM, local time, at the offices of the Company, 545 Washington Boulevard, Jersey City, New Jersey 07310.

Admission.    Only record or beneficial owners of our common stock as of the Record Date, as defined below, or their proxies, and eligible participants of the ISO 401(k) Savings and Employee Stock Ownership Plan, or ESOP, may attend the annual meeting in person. When you arrive at the annual meeting, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Notice of Electronic Availability of Proxy Materials.    Pursuant to the rules adopted by the SEC, we are making this Proxy Statement and our Annual Report on Form 10-K available to many of our shareholders electronically via the Internet. Accordingly, in compliance with this e-proxy process, on or about April     , 2015, we are mailing to our beneficial owners (other than ESOP participants) the Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K via the Internet and how to vote online. As a result, these beneficial owners will not receive a printed copy of the proxy materials in the mail unless they request a copy. The Notice is not a proxy card and cannot be used to vote your shares. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Your participation in the e-proxy process enables us to save money on the cost of printing and mailing the documents to you. Beneficial owners may request to receive a printed set of the proxy materials by mail or electronically, in either case, free of charge.

Printed copies of the proxy materials are being sent to record holders of our stock and to eligible ESOP participants. All shareholders and eligible ESOP participants will be able to access the proxy materials at www.proxyvote.com.

Record and Beneficial Owners.    If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, to be a stockholder of record, and our annual meeting materials are being sent to you directly by us. As the stockholder of record, you have the right to grant your voting proxy or to attend the meeting and vote in person. If your shares are held in a brokerage account, including an Individual Retirement Account, or by a bank or other nominee, you are considered a beneficial owner of those shares held in “street name” and your broker or nominee is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares.

VOTING INFORMATION

Record Date.    The Record Date for the annual meeting is March 23, 2015. Record and beneficial owners may vote all shares of Verisk’s common stock they owned as of the close of business on that date. ESOP participants may direct the Plan Trustee, Greatbanc Trust Company, to vote all shares of Verisk’s common stock allocated to their ESOP accounts as of the close of business on that date. Each share of Class A common stock entitles you to one vote on the election of each of the Directors nominated for election and one vote on each other matter voted on at the annual meeting. On the Record Date              shares of Class A common stock were outstanding. We need a quorum consisting of a majority of the shares of Class A common stock outstanding on the Record Date present, in person or by proxy, to hold the annual meeting.

Submitting Voting Instructions for Shares Held Through a Broker.    If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange (NYSE) member brokers may vote your shares as described below:

•

Discretionary Items.    The ratification of the appointment of Verisk’s independent auditor and the proposal to amend and restate the Company’s amended and restated certificate of incorporation and bylaws to eliminate references to our Class B common stock, rename our Class A common stock, make related conforming changes, and update certain outdated provisions and remove certain redundant provisions are “discretionary” items. NYSE member brokers that do not receive instructions from beneficial owners may vote on these proposals in their discretion, subject to any voting policies adopted by the broker holding your shares.

•

Nondiscretionary Items.    The election of directors, the proposal to amend the Company’s bylaws to implement majority voting for the uncontested election of directors, and the approval of the compensation of the Company’s named executive officers on an advisory, non-binding basis are considered “non-discretionary” items. NYSE members that do not receive instructions from beneficial owners may not vote on these proposals on their behalf.

If you do not submit voting instructions and your broker does not have discretion to vote your shares on a matter, your broker will return the proxy card without voting on that matter (referred to as broker non-votes). Your shares will not be counted in determining the outcome of the vote on that matter. Therefore, if you hold your shares through a broker, it is critically important that you submit your voting instructions if you want your shares to count in the election of directors, the proposal to amend the Company’s bylaws to implement majority voting for the uncontested election of directors and the approval of the compensation of named executive officers on an advisory, non-binding basis.

Submitting Voting Instructions for Shares Held in Your Name.    If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail, telephone or Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur costs such as cable, telephone and Internet access charges. The deadline for submitting your proxy via the Internet or by telephone is 11:59 p.m., EDT, on May 19, 2015. Submitting your proxy will not limit your right to vote in person at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendations.

Submitting Voting Instructions for Shares held in the ESOP.    Participants who hold shares indirectly through the ISO 401(k) Savings and Employee Stock Ownership Plan may instruct the Plan Trustee, Greatbanc Trust Company, how to vote all shares of Verisk Class A common stock allocated to their accounts. The Plan Trustee will vote the ESOP shares for which it has not received instruction in its discretion, in the best interests of ESOP participants. All votes will be kept confidential and individual votes will not be disclosed to management unless required by law.

Revoking Your Proxy.    You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to the Corporate Secretary, Kenneth

E. Thompson, Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

Votes Required to Elect Directors.    Each director will be elected by a plurality of the votes cast with respect to such director. A “plurality of the votes cast” means that the open seats on the Board will be filled by the nominees who receive the highest number of votes until all of the open seats have been filled. Under Delaware law, if the director is not re-elected at the annual meeting, the director will continue to serve on the Board until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.

Votes Required to Approve the Proposal to Amend the Company’s Bylaws to Implement Majority Voting for the Uncontested Election of Directors.    The approval of the proposal to amend the Company’s bylaws to implement majority voting for the uncontested election of directors requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Votes Required to Approve the Proposal to Amend and Restate the Company’s Amended and Restated Certificate of Incorporation and Bylaws to Eliminate References to our Class B Common Stock, Rename our Class A Common Stock, Make Related Conforming Changes, and Update Certain Outdated Provisions and Remove Redundant Provisions.    The approval of the proposal to amend and restate the Company’s amended and restated certificate of incorporation and bylaws to eliminate references to our Class B common stock, rename our Class A common stock, make related conforming changes, and update certain outdated provisions and remove certain redundant provisions requires the affirmative vote of (a) two-thirds of the outstanding shares of common stock in order to amend and restate the certificate of incorporation, and (b) a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon in order to amend the bylaws. The amendments to the certificate of incorporation and bylaws are cross-conditioned in this proposal. Neither of the amendments will be deemed approved unless the requisite number of shareholders vote to approve both the amendments to the certificate of incorporation and bylaws as set forth in this proposal.

Votes Required to Approve the Compensation of the Company’s Named Executive Officers on an Advisory, Non-Binding Basis.    The approval of the compensation of the Company’s named executive officers on an advisory, non-binding basis requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Votes Required to Ratify Auditor.    The ratification of the appointment of Deloitte & Touche requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

“Abstaining” and “Broker Non-Votes.”    You may vote to “withhold” on all or any of the director nominees, and you may vote “abstain” for any other proposal. Shares voting “withhold”, and broker non-votes with respect to any nominee for director will be excluded entirely from such vote and will have no effect on the election of directors. Shares voting “abstain” on the other proposals will be counted as present at the annual meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal. Broker non-votes will not be counted in determining the results of the votes on the majority voting proposal or the say-on-pay proposal but will be counted as present at the annual meeting for purposes of determining a quorum.

ITEM 1 — ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes of four directors each serving staggered terms. The number of directors is fixed by our Board of Directors, subject to the terms of our amended and restated certificate of incorporation. Our Board of Directors consists of twelve directors and each director who is elected will be elected for a three-year term by the holders of a plurality of the votes cast by the holders of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal.

The nominees for election at the 2015 Annual Meeting are set forth below and will serve terms continuing until 2018. Glen A. Dell, a director currently serving a term until the 2015 Annual Meeting of Shareholders, has reached the Company’s mandatory retirement age of 75 under our Corporate Governance Guidelines for directors. Accordingly, Mr. Dell will not stand for re-election and his term as director will end as of the date of the 2015 Annual Meeting of Shareholders. To fill the vacancy to be created by Mr. Dell’s retirement, on February 18, 2015 our Board of Directors nominated Bruce Hansen to stand for election as a director for a term continuing until 2018. Mr. Hansen was initially identified as a potential director by Scott G. Stephenson, our President, Chief Executive Officer and current director, and recommended for nomination by our Nominating and Corporate Governance Committee. All of the other director nominees are current directors of Verisk as of April     , 2015, and each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce its size.

We believe that each of the nominees listed below possesses key attributes that we seek in a director, including strong and effective decision-making, communication and leadership skills. We also believe that the Board as a whole possesses the right diversity of experience, qualifications and skills to oversee and address the key issues facing the Company.

Nominees for Election at the 2015 Annual Meeting

Nominees for terms continuing until 2018

J. Hyatt Brown (77) has served as one of our directors since 2003. Mr. Brown has been Chairman of Brown & Brown, Inc. since 1993 and served as Brown & Brown’s Chief Executive Officer from 1993 until July 1, 2009. Mr. Brown is a Trustee of Stetson University in Florida, a past member of the Florida Board of Regents and a member of the Florida Council of 100. He was elected to the Florida House of Representatives in 1972 and was elected Speaker in 1978. Mr. Brown retired as Speaker in 1980. He also serves on the Board of Directors of the International Speedway Corporation. He served on the boards of directors of Next Era Energy, Inc. until May 2012, Rock-Tenn Company until January 2010, Sun Trust Banks, Inc. until 2008 and Bell South Corporation until 2006. In assessing Mr. Brown’s skills and qualifications to serve on our Board, our directors considered his extensive experience in expanding and managing Brown & Brown, Inc., and his deep knowledge of the insurance industry. Our Board also believes it benefits from Mr. Brown’s experience gained by his current and past service on other public company boards.

Samuel G. Liss (58) has served as one of our directors since 2005. Mr. Liss is the principal of WhiteGate Partners LLC, a financial services advisory firm, and an Adjunct Professor of finance and business at the New York University Stern School of Business. From 2004 to 2010, Mr. Liss served as Executive Vice President at The Travelers Companies and continues to serve as an advisor. Before the merger of The St. Paul and Travelers Companies, Mr. Liss served as Executive Vice President at The St. Paul Companies from 2003 to 2004. From 1994 to 2001, Mr. Liss was a Managing Director in the Investment Banking and the Equities divisions at Credit Suisse working with financial and business services companies. Mr. Liss began his career at Salomon Brothers. Mr. Liss also serves on the Board of Directors of DST Systems, Inc., a publicly traded company, since May 2012 and Ironshore Inc., a private company, since March 2014. In assessing Mr. Liss’ skills and qualifications to serve on our Board, our directors considered his management and operational experience gained as a senior executive of a global insurance business, his expertise in investment banking and the capital markets and his Board governance experience.

Therese M. Vaughan (58) has served as one of our directors since February 2013. Ms. Vaughan has served as the Dean of Drake College of Business since September 2014 and prior to that served as interim Dean from June 2014 to September 2014. Ms. Vaughan served as Chief Executive Officer of the National Association of Insurance Commissioners from February 2009 to November 2012. From January 2005 to January 2009, Ms. Vaughan was the Robb B. Kelley Distinguished Professor of Insurance and Actuarial Science at Drake University. From August 1994 to December 2004, she was Commissioner of the Iowa Insurance Division, directing all insurance business transacted in the State of Iowa. Ms. Vaughan has served on the Board of Directors of Validus Holdings, Ltd., a reinsurance company, since May 2013, and Wellmark Blue Cross and Blue Shield since May 2013. Ms. Vaughan has previously served on the Board of Directors of Principal Financial Group, Inc.

from November 2005 to January 2009 and Endurance Specialty Holding Ltd. from August 2005 to January 2009. In assessing Ms. Vaughan’s skills and qualifications to serve on our Board, our directors considered her deep knowledge of the insurance industry and regulatory environment gained from her experience with the National Association of Insurance Commissioners and as Commissioner of the Iowa Insurance Division.

Bruce Hansen (55) has been nominated by our Board of Directors to stand for election as a director for a term continuing until 2018. From 2002 to 2012, Mr. Hansen served as Chairman and CEO of ID Analytics, a company he co-founded in 2002. Prior to that, Mr. Hansen served as President of HNC Software, Inc., a publicly traded company. Mr. Hansen has also held executive roles at CASA Inc., CitiGroup, ADP and JPMorgan Chase. Mr. Hansen currently serves of the Board of Directors of two publicly traded companies, Performant Financial Corporation and MITEK Systems Inc., as well as two privately held companies, Zyme Solutions and BrightScope. Mr. Hansen is also an active member of the National Association of Corporate Directors. In assessing Mr. Hansen’s skills and qualifications to serve on our Board, our directors considered his management and operations experience gained as a senior executive of multiple data analytics businesses, as well as his experience gained by his current and past service on other public company boards.

Our Board unanimously recommends a vote “FOR” the election of all four (4) nominees. Proxies solicited by our Board will be voted “FOR” these nominees unless otherwise instructed.

Continuing Directors

Directors with terms continuing until 2016

John F. Lehman, Jr. (72) has served as one of our directors since 1992. Mr. Lehman is Chairman of J. F. Lehman & Co., an investment firm that he founded in 1991. Prior to founding J. F. Lehman & Co., he was Managing Director of Paine Webber, Inc. from 1988 to 1991. In 1981, Mr. Lehman was appointed Secretary of the Navy by President Reagan and served in that capacity until 1987. Mr. Lehman was a member of the bipartisan September 11 Commission and serves on the Board of Directors of Ball Corp. and EnerSys, Inc. In assessing Mr. Lehman’s skills and qualifications to serve on our Board, our directors considered his financial expertise and operations skills gained through involvement with numerous diverse businesses and through his experience in government and public service. Our Board also believes it benefits from Mr. Lehman’s experience gained by service on two other public company boards, Ball Corp. and EnerSys, Inc.

Andrew G. Mills (62) has served as one of our directors since 2002. Mr. Mills has served as Executive Chairman and President of Archegos Capital Management since June 2014 and serves as the Co-Chairman of the Grace & Mercy Foundation. Mr. Mills has also served as the interim President of The King’s College in New York, New York from October 2012 to July 2013 and from May 2007 to December 2008 and also served as Chairman of the Board of Trustees from 2004 to 2014. He is the former Chairman of Intego Solutions LLC, which he founded in 2000. Mr. Mills previously served as Chief Executive Officer of The Thomson Corporation’s Financial and Professional Publishing unit and as a member of Thomson’s Board of Directors. In 1984, he led the start-up operations of Business Research Corporation and was responsible for overseeing its sale and integration into The Thompson Corporation. He began his career with Courtaulds Ltd. and joined The Boston Consulting Group in 1979. Mr. Mills is on the Board of Directors of Camp of the Woods, is a member of the Massachusetts State Board of the Salvation Army and is co-chairman of the Theology of Work Project. In assessing Mr. Mills’ skills and qualifications to serve on our Board, our directors considered his management expertise gained through senior executive positions with diverse businesses and his expertise in acquisitions and integration of acquired businesses.

Constantine P. Iordanou (64) has served as one of our directors since 2001. Mr. Iordanou has served as President and Chief Executive Officer of Arch Capital Group Limited, or ACGL, since August 2003 and as director of ACGL since January 2002. From January 2002 through July 2003, he was Chief Executive Officer of Arch Capital (U.S.) Inc., a wholly owned subsidiary of ACGL. Prior to joining ACGL in 2002, Mr. Iordanou served in various capacities for Zurich Financial Services and its affiliates, including as Senior Executive Vice President of Group Operations and Business Development of Zurich Financial Services, President of Zurich-American Specialties Division, Chief Operating Officer and Chief Executive Officer of Zurich American and Chief Executive Officer of Zurich North America. Prior to joining Zurich in March of 1992, he served as President of the Commercial Casualty division of the Berkshire Hathaway Inc. and served as Senior Vice President with the American Home Insurance Company, a member of the American International Group. In assessing Mr. Iordanou’s skills and qualifications to serve on our Board, our directors considered his experience as director and Chief Executive Officer of another public company, ACGL, as well as his extensive experience as a senior executive of various global insurance businesses.

Scott G. Stephenson (57) has been our Chief Executive Officer since April 2013 and has been our President since March 2011. Mr. Stephenson also previously served as our Chief Operating Officer and prior to that led our Decision Analytics segment. From 2002 to 2008, Mr. Stephenson served as our Executive Vice President, and he served as President of our Intego Solutions business from 2001 to 2002. Mr. Stephenson joined the Company from Silver Lake Partners, a technology-oriented private equity firm, where he was an advisor from 2000 to 2001. From 1989 to 1999 Mr. Stephenson was a partner with The Boston Consulting Group, eventually rising to senior partner and member of the firm’s North American operating committee. In assessing Mr. Stephenson’s skills and qualifications to serve on our Board, our directors considered the in-depth operations and management experience and knowledge gained by Mr. Stephenson from his various senior management and executive positions held by him within Verisk since 2001, including serving as our Chief Executive Officer since April 2013.

Directors with terms continuing until 2017

Frank J. Coyne (66) has served as our Chairman since 2002 and served as our Chief Executive Officer from 2002 until his retirement in April 2013. From 2000 to 2002, Mr. Coyne served as our President and Chief Executive Officer and he served as our President and Chief Operating Officer from 1999 to 2000. Mr. Coyne joined the Company from Kemper Insurance Cos., where he was Executive Vice President, Specialty and Risk Management Groups. Previously, he served in a variety of positions with General Accident Insurance and was elected its President and Chief Operating Officer in 1991. He has also held executive positions with Lynn Insurance Group, Reliance Insurance Co. and PMA Insurance Co. Mr. Coyne also serves on the Board of Directors of Strategic CAT Holdings LLC, a privately-held independent adjusting company. In assessing Mr. Coyne’s skills and qualifications to serve on our Board, our directors considered the in-depth operations and management experience and knowledge gained by Mr. Coyne as Chief Executive Officer of Verisk from 2002 until his retirement in 2013.

Christopher M. Foskett (57) has served as one of our directors since 1999. Mr. Foskett has served as the Head of Global, Strategic and National Accounts for First Data Corporation since May 2014. From 2011 to April 2014 Mr. Foskett served as the Managing Director — Co-Head of North American Banking and Global Head of Sales for Treasury Services at JPMorgan Chase Bank. He was Managing Director — Global Head of Financial Institutions of National Australia Bank from 2008 to 2011 and a Managing Director and Global Head of the Financial Institutions Group in Citigroup’s Corporate Bank from 2007 to 2008. From 2003 to 2007, Mr. Foskett was Head of Sales and Relationship Management for Citigroup Global Transaction Services. He also served as Global Industry Head for the Insurance and Investment Industries in Citigroup’s Global Corporate Bank from 1999 to 2003. Previously, he held various roles in Citigroup’s mergers and acquisitions group. In assessing Mr. Foskett’s skills and qualifications to serve on our Board, our directors considered his more than 30 years in the banking and financial services industries, and experience gained as a senior executive with global financial institutions.

David B. Wright (65) has served as one of our directors since 1999. Since August 2014, Mr. Wright has served as Managing Partner of Innovative Capital Ventures, Inc. From July 2012 to May 2014, Mr. Wright served as the Chief Executive Officer of ClearEdge Power, a privately held company. From February 2010 to July 2011, Mr. Wright served as the Executive Vice Chairman and Chief Executive Officer of GridIron Systems. Mr. Wright served as Chief Executive Officer and Chairman of Verari Systems, Inc., from June 2006 to December 2009. He was Executive Vice President, Office of the CEO, Strategic Alliances and Global Accounts of EMC Corporation from July 2004 until August 2006. From October 2000 to July 2004, Mr. Wright served as President, Chief Executive Officer and Chairman of the Board of Legato Systems. Prior to joining Legato Systems, Mr. Wright had a 13-year career with Amdahl Corporation, where he served as President and Chief Executive Officer from 1997 to 2000. Mr. Wright also previously served on the Board of Directors of ClearEdge Power, GridIron Systems, ActivIdentity Corp., Aspect Communications Corp., Boole and Babbage Inc. and GeekNet, Inc. In assessing Mr. Wright’s skills and qualifications to serve on our Board, our directors considered the operations and management experience he gained in leadership positions in diverse businesses.

Thomas F. Motamed (66) has served as one of our directors since 2009. Mr. Motamed has been the Chairman of the Board and Chief Executive Officer of CNA Financial Corporation since January 1, 2009. From December 2002 to June 2008, he served as Vice Chairman and Chief Operating Officer of The Chubb Corporation and President and Chief Operating Officer of Chubb & Son. In assessing Mr. Motamed’s skills and qualifications to serve on our Board, our directors considered his management and operations experience gained as a senior executive, including as Chief Executive Officer, of various global insurance businesses. Our Board also believes it benefits from Mr. Motamed’s experience gained by service on another public company board, CNA Financial Corporation.

CORPORATE GOVERNANCE

Corporate Governance Documents.    Verisk maintains a corporate governance website at the “Corporate Governance” link under the “Investors” link at www.verisk.com.

Our Corporate Governance Guidelines (including our director independence standards); Code of Business Conduct and Ethics; and Audit, Compensation and Nominating and Corporate Governance Committee charters are available on our website at the “Corporate Governance” link under the “Investors” link at www.verisk.com and are available to any shareholder who requests them by writing to Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, New Jersey 07310, Attention: Kenneth E. Thompson, Corporate Secretary.

Our Code of Business Conduct and Ethics applies to our directors, executive officers and employees. If we make any substantive amendment to, or grant a waiver from, a provision of the Code of Business Conduct and Ethics for our chief executive officer (CEO), chief financial officer (CFO), principal accounting officer or controller or persons performing similar functions, we will satisfy the applicable SEC disclosure requirement by disclosing within four business days the nature of the amendment or waiver on our website at the “Corporate Governance” link under the “Investors” link at www.verisk.com.

Leadership Structure and Presiding Director.    Frank J. Coyne serves as our Non-Executive Chairman of our Board of Directors and Scott G. Stephenson serves as our Chief Executive Officer. We believe the separation of the roles of Chairman and CEO maintains independence between the board and management and promotes effective corporate governance. We also have previously established the role of Presiding Director. Constantine P. Iordanou is currently the Presiding Director. The Presiding Director’s duties and authority, set forth in our Corporate Governance Guidelines, include calling and leading independent, non-employee director sessions.

Director Independence.    Under our bylaws, our Board of Directors may consist of not less than seven nor more than fifteen directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Currently, our Board of Directors has twelve directors. Ten of our directors are “independent” as defined under NASDAQ listing rules. Currently, the following individuals serve on our Board of Directors as independent directors: J. Hyatt Brown, Glen A. Dell, Christopher M. Foskett, Constantine P. Iordanou, John F. Lehman, Jr., Samuel G. Liss, Thomas F. Motamed, Andrew G. Mills, David B. Wright, and Therese M. Vaughan. Director nominee Bruce Hansen, if elected, will be considered “independent” per NASDAQ listing rules. Frank J. Coyne is not considered independent per NASDAQ listing rules since he was employed by the Company as our Chief Executive Officer within the past three years. Scott G. Stephenson, our current Chief Executive Officer, is not considered independent.

Board Meetings and Committees.    Our bylaws provide that the Board of Directors may designate one or more committees. We currently have the following committees: Executive Committee, Audit Committee, Compensation Committee, Finance and Investment Committee, and Nominating and Corporate Governance Committee. Our Board met six times in 2014. In 2014, all directors attended at least 75% of the meetings of the Board and of the committees on which the directors served that were held while such directors were members, except for Mr. Motamed. In 2015, the Company modified its schedule of committee meetings so that Mr. Motamed can attend at least 75% of the meetings of the Board and of the committees on which he serves going forward.

The Executive Committee currently consists of Frank J. Coyne (Chair), Glen A. Dell, Constantine P. Iordanou and John F. Lehman, Jr. The Executive Committee exercises all the power and authority of the Board of Directors (except those powers and authorities that are reserved to the full Board of Directors under Delaware law) between regularly scheduled Board of Directors meetings. The Executive Committee also makes recommendations to the full Board of Directors on various matters. The Executive Committee meets as necessary upon the call of the Chairman of the Board of Directors. The Executive Committee met two times in 2014.

The Audit Committee currently consists of Glen A. Dell (Chair), Christopher M. Foskett, Samuel G. Liss, Andrew G. Mills, Thomas F. Motamed and David B. Wright, all of whom are “independent” as defined under NASDAQ listing rules. The Audit Committee is established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of our Audit Committee is financially literate, as such term is interpreted by our Board of Directors. In addition, Glen A. Dell meets the qualifications of an “audit committee financial expert” in accordance with SEC rules, as determined by our Board of Directors. The Audit Committee reviews the internal accounting and financial controls for the Company and the accounting principles and auditing practices and procedures to be employed in preparation and review of the financial statements of the Company. The Audit Committee also provides assistance to our Board of Directors in fulfilling its responsibilities with respect to our compliance with legal and regulatory requirements. In addition, the Audit Committee makes recommendations to the Board of Directors concerning the engagement of the independent accounting firm and the scope of the audit to be undertaken by such auditors. The Audit Committee met five times in 2014.

The Compensation Committee currently consists of John F. Lehman, Jr. (Chair), Glen A. Dell, Constantine P. Iordanou and David B. Wright, all of whom are “independent” as defined under NASDAQ listing rules. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board of Directors policies, practices and procedures relating to the compensation of the CEO and of each of the Company’s other executive officers and directors and the establishment and administration of employee benefit plans. The Compensation Committee also exercises all authority under the Company’s employee equity incentive plans and advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Compensation Committee may delegate its authority to subcommittees or the Chair of the Compensation Committee when it deems it appropriate and in the best interests of the Company. The Compensation Committee met four times in 2014.

The Finance and Investment Committee currently consists of Samuel G. Liss (Chair), J. Hyatt Brown, Christopher M. Foskett, Andrew G. Mills and Thomas F. Motamed. The Finance and Investment Committee meets as necessary to establish, monitor and evaluate the Company’s investment policies, practices and advisors and to advise management and the Board of Directors on the financial aspects of strategic and operational directions, including financial plans, capital planning, financing alternatives, and acquisition opportunities. The Finance and Investment Committee met once in 2014.

The Nominating and Corporate Governance Committee currently consists of Constantine P. Iordanou (Chair), J. Hyatt Brown, John F. Lehman, Jr., and Therese M. Vaughan, all of whom are “independent” as defined under NASDAQ listing rules. The Nominating and Corporate Governance Committee reviews and, as it deems appropriate, recommends to the Board of Directors policies and procedures relating to director and committee nominations, including consideration of shareholder nominees, and corporate governance policies. The Nominating and Corporate Governance Committee met three times in 2014.

Our Board has adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee setting forth the roles and responsibilities of each committee. The charters are available on our website at the “Corporate Governance” link under the “Investors” link at www.verisk.com.

The reports of the Audit Committee and the Compensation Committee appear herein.

Director Attendance at Annual Meetings.    The Company’s Corporate Governance Guidelines state that directors are expected to attend annual meetings of shareholders. All of our directors attended the 2014 Annual Meeting of Shareholders.

Executive Sessions.    The Company’s Corporate Governance Guidelines provide that non-employee directors may meet in executive sessions and the Presiding Director will preside over these executive sessions. If any non-employee directors are not independent, then the independent directors will meet in executive sessions and the Presiding Director will preside over these executive sessions. In 2014, after every Board and committee meeting an executive session consisting of non-employee directors was convened.

Communications with Directors.    Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, the Presiding Director, any individual director or any group or committee of directors (including the independent directors as a group), correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to Kenneth E. Thompson, Executive Vice President, General Counsel and Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310. Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters should be marked “Personal and Confidential” and sent to Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310, Attention: Chair of the Audit Committee of Verisk Analytics, Inc., in care of Kenneth E. Thompson, Executive Vice President, General Counsel and Corporate Secretary. Our Policy for Reporting Concerns Related to Accounting and Ethical Violations (Whistleblower Policy) is available on our website at the “Corporate Governance” link under the “Investors” link at www.verisk.com.

Mandatory Retirement.    Glen A. Dell is currently serving as a director for a three year term ending in 2015, and will retire effective as of the date of the 2015 Annual Shareholders Meeting. In 2012, Mr. Dell reached the Company’s mandatory retirement age under our Corporate Governance Guidelines for directors of 75. The Board and the Nominating and Corporate Governance Committee believed that, having recently transitioned to public company status, the Company would benefit from Mr. Dell’s continued service for the remainder of his three year term. Accordingly, the applicability of the mandatory retirement age under our Corporate Governance Guidelines was waived in this circumstance in order to permit Mr. Dell to complete his three year term continuing until 2015.

J. Hyatt Brown is currently serving as a director for a three year term ending in 2015 and has been nominated to stand for re-election as a director for a term continuing until 2018. Mr. Brown currently exceeds the Company’s mandatory retirement age under our Corporate Governance Guidelines for directors of 75. The Board and the Nominating and Corporate Governance Committee believe that the Company will benefit from Mr. Brown’s continued service. Accordingly, the applicability of the mandatory retirement age under our Corporate Governance Guidelines was waived in this circumstance in order to permit Mr. Brown to stand for re-election as a director for a three year term continuing until 2018. Pursuant to our Corporate Governance Guidelines, this waiver will be reviewed annually.

Compensation Governance.    The Compensation Committee shall consist of at least three members, and shall be composed solely of independent directors meeting the independence requirements of the NASDAQ listing rules. The Compensation Committee currently consists of four members, each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee has the responsibility and authority to approve performance-based compensation for the Company’s executive officers. The Nominating and Corporate Governance Committee recommends nominees for appointment to the Compensation Committee from time-to-time and as vacancies or newly-created positions occur. Compensation Committee members are appointed by the Board and may be removed by the Board at any time.

The Compensation Committee operates under a written charter adopted by the Board. As noted above, the Compensation Committee is responsible for determining, or recommending to the Board for determination, annually all compensation awarded to the Company’s executive officers, including the CEO and the other executive officers named in the “Summary Compensation Table” herein (“named executive officers” or “NEOs”). In addition, the Compensation Committee administers the Company’s equity incentive plans, including reviewing and approving equity grants to executive officers. Information on the Compensation Committee’s processes, procedures and analysis of NEO compensation for fiscal 2014 is addressed in the “Compensation Discussion and Analysis” herein.

The Compensation Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance, including those described below:

•	Identifying corporate goals and objectives relevant to executive officer compensation.

•

Evaluating each executive officer’s performance in light of such goals and objectives and setting each executive officer’s compensation based on such evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

•	Determining any long-term incentive component of each executive officer’s compensation.

•	Identifying corporate goals and objectives relevant to director compensation.

•

Evaluating each director’s performance in light of such goals and objectives and setting each director’s compensation, including any long-term incentive component, based on such evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

Additional information about our executive compensation plans and arrangements and their administration is described in the “Compensation Discussion and Analysis” herein and the accompanying executive compensation tables. The Compensation Committee may delegate the administration of these plans as appropriate, including to one or more officers of the Company, to subcommittees of the Board or to the Chairperson of the Compensation Committee when it deems it appropriate and in the best interests of the Company.

The Compensation Committee has the sole authority to retain and terminate any advisor, including any compensation consultant assisting the Compensation Committee in the evaluation of CEO or other executive officer compensation, including authority to approve all such fees and other retention terms. As further described in the “Compensation Discussion and Analysis” herein, during 2014, the Compensation Committee retained a compensation consultant. In developing its views on compensation matters and determining the compensation awarded to our NEOs, the Compensation Committee also obtains input from the Company’s Human Resources department, which collects information and prepares materials for the Compensation Committee’s use in compensation decisions.

Compensation Committee Interlocks and Insider Participation.    No member of the Compensation Committee is a current or former officer of the Company or any of our subsidiaries. In addition, there are no compensation committee interlocks with the Board of Directors or compensation committee of any other company. Constantine P. Iordanou, one of our members of the Compensation Committee, is the President and Chief Executive Officer of Arch Capital Group Limited, from which the Company received fees in the amount of $2,910,426 in 2014 for participation and license fees and to which the Company paid fees in the amount of $750,000 in 2014 related to insurance policy premiums.

Board Diversity.    The Nominating and Corporate Governance Committee and the Board include diversity of viewpoints, background, experience and other demographics among the criteria they consider in connection with selecting candidates for the Board. While neither the Board nor the Nominating and Corporate Governance Committee has a formal diversity policy, one of many factors the Board and the Nominating and Corporate Governance Committee carefully considers in the selection of new directors is the importance to the Company of racial and gender diversity in board composition. Moreover, when considering director candidates, the Nominating and Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and result in the Board having a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business.

Board Role in Risk Oversight.    The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and, with the assistance of the Audit Committee, oversees the Company’s policies for assessing and managing its exposure to risk. The Board also considers risk in evaluating the Company’s strategy. The Audit Committee reviews with management and the auditors the Company’s enterprise risk assessment process and risk categories. As part of its process to identify and prioritize risks, the

Company’s Internal Audit department uses the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and segregates risks based on their nature and/or potential significance — strategic risk, financial risk, operational risk and compliance risk. The Chief Internal Auditor reports both to the Chairman of the Audit Committee and to the General Counsel. Management reviews with the Audit Committee the risk assessment process, the various enterprise risks, the prioritization of the identified risks and its mitigation plans. The Audit Committee reviews and discusses with the Chief Internal Auditor and Risk Manager the Company’s internal system of audit and financial controls, enterprise risk information, internal audit plans, and the periodic report of audit activities. Finally, on a quarterly basis, management reviews its progress on the testing and mitigation of any identified risks with the Audit Committee. The Board’s role in risk oversight has not had any effect on the Board’s leadership structure.

DIRECTORS’ COMPENSATION AND BENEFITS

Annual Retainer.    Under the Director Compensation Plan approved by the Compensation Committee, each non-employee director receives a retainer fee of $82,500 per year for membership on the Board of Directors. Each non-employee director who chairs a committee receives an additional $15,000 retainer fee, with the exception of the chairpersons of the Audit Committee and Compensation Committee, each of whom receives an additional $20,000 annual retainer fee. The Presiding Director receives an additional $15,000 annual retainer fee. Frank J. Coyne, as Non-Executive Chairman, receives an additional annual retainer fee of $220,000.

Each non-employee director may elect to receive his annual retainer in the form of (i) cash, (ii) deferred cash, (iii) shares of Class A common stock, (iv) deferred shares of Class A common stock, (v) options to purchase Class A common stock or (vi) a combination of (i), (ii), (iii), (iv) and (v). Any options taken as a portion of the annual retainer are exercisable for a period of ten years from the date of grant (subject to earlier termination if the individual ceases to be a director of the Company), vest immediately, and have an exercise price equal to the fair market value of the Class A common stock on the date of grant.

Equity Grants.    Each non-employee director receives an annual equity award having a value of $132,500. Pursuant to the Director Compensation Plan, in 2014 one-half of the value of the annual equity award was awarded in the form of options to purchase Class A common stock based on the Black-Scholes value on the date of grant and one-half of the value of the annual equity award was awarded in the form of vested deferred stock units based on the value of a share of Class A common stock on the date of grant. The options are exercisable for a period of ten years from the date of grant (subject to earlier termination if the individual ceases to be a director of the Company), vest on the first anniversary of the date of grant, and have an exercise price equal to the fair market value of the Class A common stock on the date of grant. Shares of Class A common stock in respect of deferred stock units will be distributed to the directors upon retirement or other separation from the Board of Directors.

Employee-directors receive no additional compensation for service on the Board of Directors. Scott G. Stephenson, our Chief Executive Officer, is our only employee-director.

The table below shows compensation paid to or earned by the directors during 2014. As noted above, directors may elect to receive compensation in various forms other than cash.

2014 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Total ($)
J. Hyatt Brown	82,500	66,259	66,242	215,001
Frank J. Coyne	151,250	217,535	66,242	435,027
Glen A. Dell	102,500	66,259	66,242	235,001
Christopher M. Foskett	—	148,779	66,242	215,021
Constantine P. Iordanou	—	66,259	178,746	245,005
John F. Lehman, Jr.	—	66,259	168,739	234,998
Samuel G. Liss	—	66,259	163,741	230,000
Andrew G. Mills	—	66,259	148,747	215,006
Thomas F. Motamed	—	148,779	66,242	215,021
Therese M. Vaughan	41,250	107,489	66,242	214,981
David B. Wright	—	148,779	66,242	215,021

(1)	Represents the aggregate grant date fair value of stock and stock option awards granted in 2014 computed in accordance with ASC Subtopic 718-10, “Compensation-Stock Compensation” (ASC Topic 718), excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in the option awards and stock awards columns, see note 16 of the notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)	At December 31, 2014, directors had outstanding option awards as follows: (a) J. Hyatt Brown — 61,363; (b) Frank J. Coyne — 10,598; (c) Glen A. Dell — 10,598; (d) Christopher M. Foskett — 101,530; (e) Constantine P. Iordanou — 234,990; (f) John F. Lehman, Jr. — 207,593; (g) Samuel G. Liss — 84,349; (h) Andrew G. Mills — 76,095; (i) Thomas F. Motamed — 95,705; (h) Therese M. Vaughan — 10,598; (i) David B. Wright — 182,687.

Where no information is given as to a particular type of award with respect to any individual, such individual did not hold or receive such an award during or as of the end of the last fiscal year, as the case may be.

Stock Ownership Requirements for Directors

Directors are subject to minimum equity holding requirements. Each director is required to hold stock with a value equal to six times their respective annual base retainer (i.e., excluding additional retainer amounts for committee chairs). The “in-the-money” value of vested and unvested options held by directors is not included in determining compliance with this requirement. Existing directors are required to comply with this requirement no later than July 1, 2015. New directors will be required to comply with this requirement no later than the sixth anniversary of their election to the Board.

EXECUTIVE OFFICERS OF VERISK

Information regarding the ages and past five years’ business experience of our executive officers is as follows:

Scott G. Stephenson (57) has been our Chief Executive Officer since April 2013 and has been our President since March 2011. Mr. Stephenson also previously served as our Chief Operating Officer and, prior to that, led our Decision Analytics segment. From 2002 to 2008, Mr. Stephenson served as our Executive Vice President, and he served as President of our Intego Solutions business from 2001 to 2002. Mr. Stephenson joined the Company from Silver Lake Partners, a technology-oriented private equity firm, where he was an advisor from 2000 to 2001. From 1989 to 1999, Mr. Stephenson was a partner with The Boston Consulting Group, eventually rising to senior partner and member of the firm’s North American operating committee.

Mark V. Anquillare (49) was appointed Group Executive — Risk Assessment as of May 2013 and also continues to serve as our Executive Vice President a position he has held since March 2011 and our Chief Financial Officer a position he has held since 2007. Mr. Anquillare joined the Company as Director of Financial Systems in 1992 and since joining the Company, Mr. Anquillare has held various management positions, including Assistant Vice President, Vice President and Controller, and Senior Vice President and Controller. Prior to 1992, Mr. Anquillare was employed by the Prudential Insurance Company of America. Mr. Anquillare is a Fellow of the Life Management Institute.

Kenneth E. Thompson (55) has been our Executive Vice President, General Counsel and Corporate Secretary since March 2011, and was our Senior Vice President, General Counsel and Corporate Secretary from 2006 to March 2011. Prior to joining the Company in 2006, Mr. Thompson was a partner of McCarter & English, LLP from 1997 to 2006. Mr. Thompson served on the Board of Directors of Measurement Specialties, Inc. from November 2006 until October 2014.

Vincent de P. McCarthy (50) has been our Senior Vice President, Corporate Development and Strategy since October 2009. He is responsible for identifying and evaluating new strategic and M&A opportunities that align with Verisk’s business operations and growth initiatives. Mr. McCarthy joined Verisk from Bank of America Merrill Lynch, where he was a Managing Director in the Investment Banking group in New York, advising companies in the financial technology, payments and processing, and analytics sectors. Mr. McCarthy joined Merrill Lynch in 1994, and across his career with that firm served in investment banking roles both in the United States and Europe.

Perry F. Rotella (51) was appointed Group Executive — Supply Chain Analytics as of May 2013 and also continues to serve as our Senior Vice President and Chief Information Officer a position he has held since October 2009. Mr. Rotella joined Verisk from Moody’s Corporation, where he served as Senior Vice President and CIO from 2006 to 2009. Prior to Moody’s, Mr. Rotella served in multiple executive roles at AIG from 1999 to 2006, including Senior Vice President and CIO of AIG’s domestic property and casualty business and as the corporation’s global Chief Technology Officer. From 1986 to 1999, Mr. Rotella was a principal with American Management Systems, rising to a member of the firm’s global technology council. Mr. Rotella currently serves on the board of the Center for Family Support and is President of the New York Chapter of the Society for Information Management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Directors and Executive Officers.    We encourage our directors, officers and employees to own our common stock, as owning our common stock aligns their interests with your interests as shareholders. Executive officers may not engage in pledging Verisk securities, or selling short or trading options or futures in Verisk securities. The following table sets forth the beneficial ownership of our Class A common stock by each of our named executive officers and directors, and by all our directors and executive officers as a group, as of March 23, 2015. Percentage of class amounts are based on              shares of our Class A common stock outstanding as of March 23, 2015.

In accordance with the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of March 23, 2015. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person. Unless otherwise indicated, the address for each listed shareholder is: c/o Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A common stock.

Shares of Class A Common Stock Beneficially Owned
	Number of Shares	Percentage of Class
NAMED EXECUTIVE OFFICERS
Scott G. Stephenson(1)			%
Mark V. Anquillare(2)
Kenneth E. Thompson(3)
Vincent de P. McCarthy(4)
Perry F. Rotella(5)
DIRECTORS
Frank J. Coyne(6)
J. Hyatt Brown(7)
Glen A. Dell(8)
Christopher M. Foskett(9)
Constantine P. Iordanou(10)
John F. Lehman, Jr.(11)
Samuel G. Liss(12)
Andrew G. Mills(13)
Thomas F. Motamed(14)
Therese M. Vaughan(15)
David B. Wright(16)

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (16 PERSONS )			%

(1)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, and (b) shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Mr. Stephenson also serves as a director.

(2)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, and (b) shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates.

(3)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, and (b) shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates.

(4)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, and (b) shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates.

(5)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, and (b) shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates.

(6)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, and (b) deferred stock units that entitle Mr. Coyne to shares of Class A common stock at the end of his service to the Board.

(7)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, and (b) deferred stock units that entitle Mr. Brown to shares of Class A common stock at the end of his service to the Board.

(8)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, and (b) deferred stock units that entitle Mr. Dell to shares of Class A common stock at the end of his service to the Board. Also, includes shares owned by the Barbara M. Dell GST Family Trust, of which Mr. Dell is the trustee. Mr. Dell disclaims beneficial ownership of any shares beneficially owned by the trust except to the extent of his pecuniary interest therein.

(9)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, (b) deferred stock units that entitle Mr. Foskett to shares of Class A common stock at the end of his service to the Board, and (c) deferred stock awards that entitle Mr. Foskett to shares of Class A common stock at the end of his service to the Board.

(10)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, and (b) deferred stock units that entitle Mr. Iordanou to shares of Class A common stock at the end of his service to the Board.

(11)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, (b) deferred stock units that entitle Mr. Lehman to shares of Class A common stock at the end of his service to the Board, and (c) deferred stock awards that entitle Mr. Lehman to shares of Class A common stock at the end of his service to the board. Also, includes shares owned by the Lehman Business Trust, of which John F. Lehman, Jr. is the trustee. Mr. Lehman disclaims beneficial ownership of any shares beneficially owned by the trust except to the extent of his pecuniary interest therein.

(12)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, and (b) deferred stock units that entitle Mr. Liss to shares of Class A common stock at the end of his service to the Board.

(13)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, and (b) deferred stock units that entitle Mr. Mills to shares of Class A common stock at the end of his service to the Board.

(14)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, and (b) deferred stock units that entitle Mr. Motamed to shares of Class A common stock at the end of his service to the Board.

(15)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, and (b) deferred stock units that entitle Ms. Vaughan to shares of Class A common stock at the end of her service to the Board.

(16)	Includes (a) shares subject to stock options exercisable within 60 days of March 23, 2015, (b) deferred stock units that entitle Mr. Wright to shares of Class A common stock at the end of his service to the Board and (c) deferred stock awards that entitle Mr. Wright to shares of Class A common stock at the end of his service to the Board.

*	Indicates less than 1% ownership.

PRINCIPAL SHAREHOLDERS

The following table contains information regarding each person we know of that beneficially owns more than 5% of our Class A common stock. The information set forth in the table below and in the related footnotes was furnished by the identified persons to the U.S. Securities and Exchange Commission (the “SEC”).

	Shares of Class A Common Stock Beneficially Owned
Name and address	Number of Shares		Percentage of Class
GreatBanc Trust Company, as Trustee of the ISO Employee Stock Ownership Trust 801 Warrenville Road Suite 500 Lisle, IL 60532	12,211,897	(1)	7.4%
FMR LLC 245 Summer Street Boston, MA 02210	11,428,942	(2)	6.9%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	9,332,272	(3)	5.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	8,895,633	(4)	5.4%

(1)	As of December 31, 2014, based on a Schedule 13G/A Information Statement filed with the SEC on February 4, 2015, filed jointly by the ISO Employee Stock Ownership Trust and GreatBanc Trust Company. The Schedule 13G/A reported that GreatBanc Trust Company is the Trustee of the ISO Employee Stock Ownership Trust and has sole voting power with respect to 206,636 shares and shared voting power with respect to 12,005,261 shares of our Class A common stock. Under the terms of the Trust, the Trustee votes all of the shares allocated to the accounts of participants as directed by the participants to whose accounts shares have been allocated. With respect to unallocated shares or allocated shares with respect to which no instructions have been received, the Trustee votes such shares in the Trustee’s discretion.

(2)	As of December 31, 2014, based on a Schedule 13G/A Information Statement filed with the SEC on February 13, 2015 jointly by FMR LLC (“FMR”), Edward C. Johnson 3d, as Director and Chairman of FMR, and Abigail P. Johnson, as Director, Vice Chairman, Chief Executive Officer and President of FMR. The Schedule 13G/A reported that FMR had sole voting power as to 133,220 shares of our Class A common stock and sole dispositive power as to 11,428,942 shares of our Class A common stock.

(3)	As of December 31, 2014, based on a Schedule 13G Information Statement filed with the SEC on February 12, 2015 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). The Schedule 13G reported that T. Rowe Price has sole voting power as to 2,965,372 shares of our Class A common stock and sole dispositive power as to 9,332,272 shares of our Class A common stock.

(4)	As of December 31, 2014, based on a Schedule 13G Information Statement filed with the SEC on February 11, 2015 by The Vanguard Group (“Vanguard”). The Schedule 13G reported that Vanguard has sole voting power as to 150,627 shares of our Class A common stock and sole dispositive power as to 8,760,909 shares of our Class A common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our business requires a highly skilled work force. While the capital intensity of our business is low, our human capital requirements are great. Our business depends on our senior leadership team, who possess business and technical capabilities that would be difficult, and costly, to replace. We have designed our compensation program to address these needs.

This section discusses the principles underlying our policies and decisions relating to the compensation of our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers for 2014 (our “named executive officers” or “NEOs”). The information in this section describes the manner and context in which compensation is earned by and awarded to our NEOs, and provides perspective on the tables and narrative that follow.

Summary of 2014 Corporate Performance

The Company had another strong performance year in 2014. Total revenue from continuing operations was up $151.0 million or 9.5% from 2013. The Company’s EBITDA from continuing operations also grew from $744.8 million in 2013 to $803.0 million in 2014 reflecting continued strong EBITDA margins from continuing operations of 46.0%. Despite record revenue and profitability the Company’s total shareholder return (“TSR”) during 2014 was negative 2.5%. However, the three and five year annualized TSR through December 31, 2014 was 16.9% and 16.2%, respectively, reflecting strong long-term shareholder returns.

Compensation Program Objectives

The compensation program for our NEOs must attract, reward, motivate and retain the highly qualified individuals we need to plan and execute our business strategy. We believe our compensation program motivates managers by directly linking a portion of compensation both to the Company’s performance and the individual’s performance. To foster this direct link, we have designed our compensation program so that a significant percentage of an NEO’s compensation is variable rather than fixed. This percentage increases with seniority, because the decisions of more senior managers have a greater impact on our performance.

Executives will earn variable compensation (cash awards and equity-based awards) only if warranted by Company and individual performance. Variable compensation for our NEOs consists of an annual cash payment pursuant to our Short Term Incentive, or STI, program and a long-term equity incentive award (typically in the form of stock options and restricted stock) pursuant to our Long Term Incentive, or LTI, program. We believe the design of our compensation program effectively encourages our senior managers, including our NEOs, to act in a manner that benefits the Company by creating long-term value for our stockholders.

Elements of the Company’s Compensation Program

We currently provide the following elements of compensation to our NEOs:

•	base salary;

•	annual cash incentive awards;

•	long-term equity incentive awards; and

•	health, welfare and retirement plans.

Each compensation element fulfills one or more of our compensation program objectives.

Retention of Compensation Consultant

To ensure that our compensation program design and policies/practices remain reasonable and competitive, the Compensation Committee engaged Fredric W. Cook & Co. (“Cook”) to provide consulting services in 2013 and 2014. In 2014, Cook advised the Compensation Committee on various executive and non-employee director compensation matters including the compensation levels for senior management with respect to 2014. Cook’s advice is one of several inputs into the Committee’s decision making process.

In connection with its retention, Cook has provided the Compensation Committee with information necessary for an evaluation of its independence, as set forth in Section 10C-1 of the Securities Exchange Act of 1934, to determine whether a potential conflict of interest might arise in connection with advising the Compensation Committee. After reviewing the information, the Compensation Committee concluded that Cook’s advice is objective and no conflict exists.

Sources and Uses of Market Compensation Data

In 2013, at the request of the Compensation Committee, Cook reviewed the Company’s peer group to ensure it remained appropriate for benchmarking purposes. When conducting this review, Cook screened for companies in comparable industries and within an appropriate size range. For industry-related screens, Cook generally focused on information software and services companies. For size-related screens, the focus was on ensuring that the peer group was appropriate from both revenue and market capitalization perspectives because we believe that these two metrics are most strongly correlated to compensation levels — revenue for cash compensation and market capitalization for long-term incentive, equity-based compensation. Following Cook’s review, the Compensation Committee determined to modify the peer group in November 2013 by adding Alliance Data Systems and removing Acxiom, DST Systems, Dun & Bradstreet, Fair Isaac and Morningstar from the prior peer group. The table below shows the resulting twelve company peer group along with the revenue and market capitalizations in effect at each company at the time of adoption of the new peer group in November 2013.

Peer Company	Revenue ($mil)	Market Cap ($mil)
Alliance Data Systems	$4,150	$11,555
Equifax	2,283	7,857
FactSet Research Systems	858	4,717
Fidelity National Information Services	5,992	14,240
Fiserv	4,707	13,542
Gartner	1,702	5,492
IHS	1,695	7,327
McGraw-Hill Companies	4,851	18,869
Moody’s	2,947	15,199
MSCI	992	4,932
Nielsen Holdings	5,556	14,896
Solera Holdings	838	3,867
Peer Median	$2,615	$9,706
Verisk Analytics	$1,639	$11,506

The Compensation Committee retained Cook to perform a competitive analysis of senior management compensation levels to inform compensation decisions for 2014. Because the majority of our Company’s executive compensation is provided in the form of equity awards and due to the Company’s historically high market capitalization to revenue ratio, the Compensation Committee focused heavily on the market capitalization comparison to peer group companies so that the resulting compensation data would accurately reflect the size and scope of operations of the Company. When conducting its annual market competitive compensation review, Cook supplemented the peer group proxy information with national, proprietary technology industry survey data. The survey data is intended to be representative of each executive’s revenue responsibility and functional role within the Company. However, as the survey data is solely based on revenue and not on market capitalization, and for the reasons mentioned above, the Compensation Committee uses the survey data as a secondary market reference point for target cash compensation levels only and not for target total direct compensation levels.

Base Salary

We pay base salaries to attract, reward and retain managers, and so that in recruiting and retaining senior executives we are not disadvantaged by being seen as offering a lower level of fixed compensation for a given position level. We adjust salaries annually to maintain competitive market levels, which are based on the experience and scope of responsibilities of each NEO. We perform our own internal analysis of prevailing market levels of salary for comparable positions. This analysis utilizes our general knowledge of the industry, information gained by our human resources professionals in the hiring and termination process and, when available, commercially prepared market surveys obtained by our human resources professionals. In addition, we periodically retain outside compensation consultants to assess the competitiveness of compensation for certain members of senior management, as was the case in 2014.

The base salary of our Chief Executive Officer is determined by the Compensation Committee. The base salary of each of our other NEOs is recommended by the Chief Executive Officer, subject to approval by the Compensation Committee. Our NEOs’ base salaries were initially determined by the Compensation Committee (in the case of Mr. Stephenson) or by Mr. Stephenson, with the approval of the Compensation Committee (in the case of other NEOs) based on the Company’s assessment as described above. Base salary as a percentage of total compensation differs based on an executive’s position and function. Generally, executives with the highest position and level of responsibility, and thus the greatest ability to influence our performance through their decision making, have the smallest percentage of their total compensation fixed as base salary. Annual adjustments to base salary are determined by the Compensation Committee (in the case of Mr. Stephenson), and by Mr. Stephenson with the approval of the Compensation Committee (in the case of other NEOs), based on the assessment of prevailing market compensation practices as described above, and based on the evaluation of individual performance factors as discussed below in “Analysis of 2014 Variable Compensation.” We have historically placed greater emphasis on the potential of variable compensation to incent employees to create long-term value for our stockholders.

Annual Cash Incentive Awards

Annual cash incentive awards are paid to all eligible employees, including NEOs, pursuant to our STI program. Prior to the beginning of each year, the Compensation Committee establishes financial performance goals for the coming year under our STI program. The primary financial performance goals relate to revenue growth and EBITDA margin, and are derived from our strategic and business growth plan. We selected revenue growth and EBITDA margin as the primary criteria for STI because we believe our business’s ability to generate recurring revenue and positive cash flow is the key indicator of the successful execution of our business strategy. In addition, the Compensation Committee evaluates the accomplishment during the year of other financial and non-financial performance measures that we believe position the Company to achieve long-term future growth. These include earnings per share results, enhancements to productivity, achievement of new sales, accomplishment of strategic and operational initiatives, completion of acquisitions, development of strategic relationships and return on invested capital. At the conclusion of the performance year, funding of the aggregate STI pool for all eligible employees is determined by the Compensation Committee, taking into account the recommendation of the Chief Executive Officer with respect to awards for employees other than the Chief Executive Officer, based on the degree to which goals are achieved during the year. Cash STI awards are paid in March, in respect of performance for the prior year. Annual cash incentive awards made to our NEOs for 2014 were further subject to the achievement of performance goals set forth under our 2014 Performance Bonus Program, as discussed below under “Analysis of 2014 Variable Compensation”.

Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1 million per fiscal year, with an exception for “qualified performance-based compensation”. In order to preserve the flexibility to award annual cash incentive awards that are eligible for the qualified performance-based compensation exception under Section 162(m) of the Code, the Board of Directors submitted to the Company’s shareholders for their approval at our 2013 Annual Meeting of Shareholders, and the Company’s shareholders approved, the Verisk Analytics, Inc. Executive Officer Annual Incentive Plan (the “Annual Incentive Plan”). Annual cash incentive awards for 2014 awarded under the Annual Incentive Plan to our Chief Executive Officer and our next three most highly compensated executive officers (other than our Chief Financial Officer) are intended to comply with the qualified performance-based compensation exception under Section 162(m) of the Code. For additional discussion of Section 162(m) of the Code, see below under “Tax and Accounting Considerations”.

See “Analysis of 2014 Variable Compensation” for a discussion of how we determined 2014 STI awards for NEOs.

Long-Term Equity Incentive Awards

Long- term equity incentive awards are made annually to eligible employees, including NEOs, pursuant to our LTI program. On May 15, 2013, at our 2013 Annual Meeting of Shareholders, the Company’s shareholders approved the Verisk Analytics, Inc. 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”), which is the successor plan to the Verisk Analytics, Inc. 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”). Among other features, the 2013 Equity Incentive Plan preserves the Company’s flexibility to grant cash awards and certain equity-based awards that are structured to comply with the qualified performance-based compensation exception under Section 162(m) of the Code. For additional discussion of Section 162(m) of the Code, see below under “Tax and Accounting Considerations”.

Since 2011 we have awarded long-term equity incentive awards in the form of stock option grants and awards of restricted stock, and for 2014 the value of the long-term equity incentive awards were 50% in the form of stock option grants and 50% in the form of restricted stock. In general, option and/or restricted stock awards under our LTI program are made in April, in respect of prior year performance. Option awards have an exercise price equal to the fair market value of our Class A common stock on the date of grant. At the conclusion of a plan year, the Compensation Committee determines the aggregate value of the options and shares of restricted stock issuable to all eligible participants under the LTI program by evaluating the same performance goals used to determine the aggregate funding amount under the STI program. Long term incentive awards granted to our NEOs with respect to the 2014 performance year were further subject to the achievement of performance goals set forth under our 2014 Performance Bonus Program, as discussed below under “Analysis of 2014 Variable Compensation”.

See “Analysis of 2014 Variable Compensation” for a discussion of how we determined 2014 LTI awards for NEOs.

2014 Variable Compensation Performance Goals

The Compensation Committee established the following revenue growth and EBITDA margin goals as the primary factors for determination of aggregate award pools available to all eligible employees, including our NEOs, under both the STI and LTI programs for 2014:

	Revenue Growth	EBITDA Margin	Aggregate Pool Funding Factor
Tier IV	15%	47%	150% of Target
Tier III	12%	45%	125% of Target
Tier II	10%	43%	100% of Target
Tier I	4%	40%	75% of Target
Below Threshold	<4%	<40%	No Funding

During 2014, we achieved revenue growth of 9.5%, which is between the Tier I and Tier II performance goals, and EBITDA margin of 46.0%, which is between the Tier III and Tier IV performance goals. The Compensation Committee primarily considered the degree to which these goals were achieved, together with financial and non-financial performance measures including — enhancements to productivity, achievement of new sales, accomplishment of strategic and operational initiatives, completion of acquisitions and development of strategic relationships — in determining the aggregate STI and LTI pools. In assessing the revenue growth target, the Compensation Committee considered the Company’s strong organic growth during 2014. After combining the tier-based formula with the other discretionary elements of performance noted above, the Compensation Committee established an aggregate pool funding factor of 111% of target resulting in a STI pool of up to $53.1 million for distribution to approximately 3,900 eligible employees including all NEOs and an aggregate LTI pool of equity awards with an aggregate value of up to $35 million for distribution to approximately 675 eligible employees, including all NEOs.

EBITDA margin is computed as EBITDA divided by revenues, and is a non-GAAP financial measure. See “Item 6 — Selected Financial Data” in our Annual Report on Form 10-K for the year ended December 31, 2014 for a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

See “Analysis of 2014 Variable Compensation” for a discussion of how we determined 2014 STI and LTI awards for NEOs.

Analysis of 2014 Variable Compensation

For fiscal 2014, the Compensation Committee established the 2014 Performance Bonus Program for Executive Officers (the “2014 Performance Bonus Program”) in order for each award made pursuant to the Annual Incentive Plan and the 2013 Equity Incentive Plan to be eligible for the “qualified performance-based compensation” exception under Section 162(m) of the Code. Under the 2014 Performance Bonus Program for fiscal year 2014, our Chief Executive Officer is eligible to receive an incentive award in an amount not to exceed 2.5% of EBITDA and our executive officers other than our Chief Executive Officer are eligible to receive an incentive award in an amount not to exceed 0.7% of EBITDA. In addition, a maximum aggregate cap of $10,000,000 applies to cash awards for any executive officer, including our Chief Executive Officer. As the formula used to calculate the maximum incentive award that each executive officer is eligible for under the 2014 Performance Bonus Program is intended to be a cap and not a target, the Compensation Committee is expected to apply negative discretion based on the performance goals used in determining the aggregate STI and LTI award pools and the Compensation Committee’s determination of the Company’s and the executive officer’s individual performance when setting actual STI and LTI amounts. “EBITDA” means the EBITDA as reported in the Company’s annual report filed on Form 10-K with respect to the year ended December 31, 2014, except that, to the extent permitted by Section 162(m) of the Code, EBITDA will be adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as determined in accordance with generally accepted accounting principles and identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis with respect to the year ended December 31, 2014.

Subject to the determination of the maximum incentive payment each executive officer is eligible to receive pursuant to the performance criteria and formula set forth under the 2014 Performance Bonus Program for individual NEOs, cash awards under the STI program and awards of options and restricted stock under the LTI program are highly variable, and are not based on fixed target amounts other than the performance goals that relate to funding the overall STI program and LTI program award pools for all eligible employees as discussed above. Individual awards are determined based on the judgment of the Compensation Committee (in the case of Mr. Stephenson) and of Mr. Stephenson (with the concurrence of the Compensation Committee) in the case of other NEOs. There is no fixed relationship between an individual NEO’s STI and LTI awards other than the value of the awards together must be below the maximum established under the 2014 Performance Bonus Program. In reaching their determinations about aggregate compensation, the Compensation Committee and Mr. Stephenson seek to allocate a meaningful portion of total compensation in the form of LTI awards in order to incent employees to create long-term value for our stockholders.

For individual NEOs, other than Mr. Stephenson, the STI and LTI awards were made based on Mr. Stephenson’s evaluation of their individual performance and on the analysis of prevailing market compensation levels described above. Factors considered include the successful operation of an NEO’s business unit or functional department including, where applicable, enhancements to productivity and profitability, achievement of new sales, revenue generated from new products, accomplishment of strategic and operational initiatives, completion of acquisitions and development of strategic relationships. For NEOs other than Mr. Stephenson, the additional factors described below were considered by Mr. Stephenson and the Compensation Committee in determining such NEO’s STI and LTI awards. The factors noted were not given any specific weights, but rather informed the recommendation of Mr. Stephenson regarding the contribution of each individual to our overall performance.

Mr. Anquillare: strong execution of new responsibility for line management of many of the Company’s Risk Assessment lines of business and strong performance as Chief Financial Officer.

Mr. Thompson: overview of the Company’s expanded Risk and Compliance Department; strong execution in connection with our acquisition and financing programs; and oversight of our public company reporting and governance requirements.

Mr. McCarthy: strengthening of the Business Development team and enhancing the Company’s acquisition pipeline; development of strategy to position the Company for future success.

Mr. Rotella: developing program for enhancement of the Company’s data centers and technology infrastructure and strong execution of new responsibility for line management of the Company’s supply chain activities.

The 2014 STI award to Mr. Stephenson was determined based upon the Compensation Committee’s evaluation of Company performance and evaluation of several non-financial factors including Mr. Stephenson’s leadership, strong corporate performance and positioning the Company for success into the future. In making its determination the Compensation Committee recognized Mr. Stephenson’s strong execution of strategy, growth in EBITDA and operating cash flows achieved by the Company and strong revenue performance.

The amount of any annual increase or decrease in base salary or STI or LTI award is generally based on the subjective evaluation of the Compensation Committee in the case of Mr. Stephenson, and of Mr. Stephenson (with the approval of the Compensation Committee) in the case of other NEOs. Although the Company’s financial performance is a factor taken into consideration, the specific amount of an increase or decrease in any component of an NEO’s 2014 compensation is not tied directly to any overall Company financial performance metric but rather reflects a determination by the Compensation Committee or Mr. Stephenson, as the case may be, that the amount of the increase or decrease is appropriate based on the matters considered as set forth above.

Health, Welfare and Retirement Plans

We offer health and welfare benefit programs including medical, dental, life, accident and disability insurance. The Company contributes a percentage of the cost of these benefits. These benefits are available to substantially all employees, and the percentage of the Company’s contribution is the same for all.

Our tax-qualified retirement plans during 2014 included:

•	a combined 401(k) Savings Plan and ESOP,

•

a defined benefit pension plan with (i) a traditional final pay formula applicable to employees who were 49 years old with 15 years of service as of January 1, 2002, and (ii) a cash balance formula applicable to other employees hired prior to March 1, 2005 (effective February 29, 2012, the Company implemented a “hard freeze” of such benefits under the pension plan), and

•	a profit sharing plan (as a component of the 401(k) Savings Plan), which is available to employees hired on or after March 1, 2005, and to which the Company did not make a contribution to during 2014.

Our nonqualified retirement plans include a supplemental pension and a supplemental savings plan for highly compensated employees, including our NEOs. The combined 401(k) Savings Plan and ESOP and the pension/profit sharing plans are broad-based plans available to substantially all of our employees, including our NEOs. The supplemental retirement plans are offered to our highly paid employees, including our NEOs, to restore to them amounts to which they would be entitled under our tax-qualified plans but which they are precluded from receiving under those plans by IRS limits. The supplemental retirement plans are unsecured obligations of the Company. Effective February 29, 2012, the Company implemented a “hard freeze” of the benefits under the supplemental pension plan.

We established our ESOP at the time we converted from not-for-profit to for-profit status, in order to foster an ownership culture in the Company and to strengthen the link between compensation and value created for stockholders. This plan has enabled our employees to hold an ownership interest in the Company as well as provide a stock vehicle for Company matching contributions to our 401(k) and profit sharing plans, which has allowed employees to monitor directly, and profit from, the increasing value of our stock since our conversion in 1997.

Employment Agreements; Change of Control Severance Agreements

We do not currently have employment agreements with any of our NEOs.

In October 2009, in connection with our IPO, we entered into Change of Control Severance Agreements with each of our current NEOs. We believe that these agreements are desirable to retain the services of these individuals in whom the Company has a significant investment. For information about the provisions of the NEOs’ change of control severance agreements, please see “— Potential Payments upon Termination or Change in Control.”

Impact of prior equity awards on current compensation

In general, we do not take into account prior equity grants, ESOP balances, amounts realized on the exercise or vesting of prior option grants or amounts realized on the sale or vesting of prior awards of restricted stock in determining the number of options or shares of restricted stock to be granted, because we believe we should pay an annualized market value for an executive’s position, sized according to the performance level of the individual in the position. The Compensation Committee does consider prior equity grants (and related wealth accumulations) of executives in assessing the recruitment/retention risk for executives.

2014 Say-on-Pay Results

In connection with our 2014 annual meeting of shareholders, the proposal to approve on an advisory basis the compensation of the Company’s NEOs for 2013 received 139,753,483 votes, or 97.16% of votes cast. Although this vote was advisory and therefore non-binding on the Company, the Board of Directors and the Compensation Committee carefully reviewed these results. The Board of Directors and the Compensation Committee considered these results, in determining the size of STI cash awards and LTI equity awards granted to NEOs in 2015 in respect of 2014 performance.

Stock Ownership Requirements for Executives

Senior executives are subject to minimum equity holding requirements. The Chief Executive Officer is required to hold stock with a value equal to six times his annual base salary. The other NEOs are required to hold stock with a value equal to three times their respective annual base salary. The “in-the-money” value of vested and unvested stock options and unvested restricted stock held by NEOs are not included in determining compliance with the stock ownership requirement. The value of vested Company stock held by NEOs in their respective 401(k) accounts or ESOP accounts are included in determining compliance with the stock ownership requirement. On May 20, 2014, the Board modified the minimum equity holding requirements for NEOs, other than the Chief Executive Officer, by eliminating the original five-year period for compliance and replacing it with a requirement that until the three times base salary threshold is met, such NEOs are required to retain 50% of the after tax value of stock acquired upon the vesting of restricted stock awards or a stock option exercise.

Mr. Stephenson, our Chief Executive Officer, currently holds common stock with a value in excess of the six times base salary requirement. Mr. Anquillare, Mr. Thompson, Mr. McCarthy and Mr. Rotella, as NEOs, each currently do not yet hold stock with a value in excess of the three times base salary requirement but have satisfied the requirement to retain 50% of the after tax value of stock acquired upon the vesting of restricted stock awards or a stock option exercise since May 20, 2014, the date this retention requirement was adopted.

Policy on Recovery of Bonus in Event of Financial Restatement

The Company maintains a “clawback” policy that permits the Board of Directors to recover bonus or incentive compensation from executive officers whose fraud or misconduct resulted in a significant restatement of financial results. The policy allows for the recovery or cancellation of any bonus or incentive payments made to an executive officer on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board of Directors determines that such a recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in performance targets being achieved that would not have been achieved absent such misconduct. The Board of Directors intends to review this policy when the regulations promulgated by the U.S. Securities and Exchange Commission implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to clawbacks become effective.

Tax and Accounting Considerations

Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1 million per fiscal year, with an exception for “qualified performance-based compensation”. In order to preserve the flexibility to award annual cash incentive awards for 2013 and future years that are eligible for the qualified performance-based compensation exception under Section 162(m) of the Code, the Board of Directors submitted to the Company’s shareholders for their approval at our 2013 Annual Meeting of Shareholders, and the Company’s shareholders approved, the Annual Incentive Plan and the 2013 Equity Incentive Plan. We will generally seek to maximize the tax deductibility of compensation payments to our NEOs (other than our Chief Financial Officer) by awarding annual cash incentive awards pursuant to the requirements of the Annual Incentive Plan and the 2013 Equity Incentive Plan. We may, however, authorize payments to executive officers that may not be fully tax deductible, and we reserve the flexibility to do so.

We also structure compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Code. We make no representations or warranty, however, that recipients of any payments, compensation or other benefits will not incur additional tax, interest or penalties under Section 409A of the Code.

We account for stock-based compensation in accordance with the requirements of FASB Accounting Standards Codification (“ASC”) Topic 718.

Risk Assessment Regarding Compensation Policies and Practices

When reviewing our compensation programs and approving awards under them, the Compensation Committee considers the potential risks associated with these policies and practices. We selected revenue growth and EBITDA margin as the primary criteria for the funding of both aggregate STI and LTI award pools because we believe our business’s ability to generate recurring revenue and positive cash flow is the key indicator of the successful execution of our business strategy. In determining awards for senior executives, the Compensation Committee also considers non-financial metrics, such as earnings per share results, enhancements to productivity, achievement of new sales, accomplishment of strategic and operational initiatives, completion of acquisitions, development of strategic relationships and return on invested capital. We believe the combination of these financial and non-financial metrics best aligns the interests of management with those of our shareholders, while providing an appropriate balance of risk and reward that does not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

In reaching this determination we also considered the following attributes of our programs:

•	balance between annual and longer-term performance opportunities;

•	alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results;

•	use of 10-year stock options and other equity awards that vest over time;

•	use of restricted stock awards that vest over time;

•

generally providing senior executives with long-term equity-based compensation on an annual basis (we believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business);

•

stock ownership guidelines that are reasonable and align the interests of the executive officers with those of our shareholders, which discourages executive officers from focusing on short-term results without regard for longer-term consequences; and

•

a “clawback” policy that permits the Board of Directors to recover bonus or incentive compensation from executive officers whose fraud or misconduct resulted in a significant restatement of financial results, as more fully described above.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of Verisk Analytics, Inc., have reviewed and discussed with management the Compensation Discussion and Analysis above. Based on our review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission.

Respectfully submitted,

John F. Lehman, Jr. (Chair)

Glen A. Dell

Constantine P. Iordanou

David B. Wright

Executive Compensation and Benefits

The following table sets forth information concerning the compensation paid to and earned by the Company’s NEOs for the years ended December 31, 2012, 2013 and 2014.

2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Scott G. Stephenson	2014	860,000	1,999,976		2,000,022		1,375,000	41,358	14,400	(4)	6,290,756
President and Chief Executive Officer	2013	773,846	3,000,018	(5)	2,999,985	(5)	1,300,000	57,755	17,145	(6)	8,148,749
	2012	515,385	750,017		749,993		1,000,000	32,715	14,292	(7)	3,062,401

Mark V. Anquillare	2014	520,000	725,005		725,001		700,000	82,828	15,248	(8)	2,768,082
Group Executive —	2013	461,539	649,979		650,019		650,000	78,906	15,094	(9)	2,505,538
Risk Assessment, Executive Vice President and Chief Financial Officer	2012	443,077	599,995		600,005		615,000	89,282	15,147	(10)	2,362,506

Kenneth E. Thompson	2014	442,400	558,987		559,013		412,000	6,058	15,147	(11)	1,993,605
Executive Vice President,	2013	435,000	500,003		500,000		400,000	14,179	12,538	(12)	1,861,720
General Counsel and	2012	421,538	475,008		474,993		520,000	8,231	14,336	(13)	1,914,106
Corporate Secretary

Vincent de P. McCarthy	2014	421,200	424,990		425,007		309,000	—	12,724	(14)	1,592,921
Senior Vice President,	2013	414,231	399,978		400,019		300,000	—	12,131	(15)	1,526,359
Corporate Development and Strategy	2012	402,692	387,503		387,505		445,000	—	11,885	(16)	1,634,584

Perry F. Rotella	2014	411,100	350,017		349,985		380,000	—	12,696	(17)	1,503,798
Group Executive —	2013	404,231	312,487		312,512		400,000	—	12,111	(18)	1,441,341
Supply Chain Analytics,
Senior Vice President and
Chief Information Officer

(1)	This column represents the aggregate grant date fair value of restricted stock awards granted in the relevant year, valued at the closing price of the Company’s Class A common stock, computed in accordance with ASC Subtopic 718, excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in this column see note 16 of the notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)	This column represents the aggregate grant date fair value of stock option awards granted in the relevant year, computed in accordance with ASC Subtopic 718, excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in the option awards columns, see note 16 of the notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)	The amounts in this column are cash incentive awards under the STI program in respect of performance for the years ended December 31, 2012, 2013 and 2014, as applicable.

(4)	Amount includes a 401(k) Savings Plan matching contribution of $11,700.

(5)	Amounts include a one-time equity grant received by Mr. Stephenson on April 1, 2013 in connection with his appointment to the role of Chief Executive Officer with a value of $3,000,000, with one-half of the value of such equity grant in the form of options to purchase the Company’s Class A common stock based on the Black-Scholes value on the grant date and one-half of the value of such equity grant in the form of restricted shares based on the value of a share of Class A common stock on the grant date.

(6)	Amount includes a 401(k) Savings Plan matching contribution of $11,475.

(7)	Amount includes a 401(k) Savings Plan matching contribution of $11,250.

(8)	Amount includes a 401(k) Savings Plan matching contribution of $11,700.

(9)	Amount includes a 401(k) Savings Plan matching contribution of $11,475.

(10)	Amount includes a 401(k) Savings Plan matching contribution of $11,250.

(11)	Amount includes a 401(k) Savings Plan matching contribution of $13,125.

(12)	Amount includes a 401(k) Savings Plan matching contribution of $11,475.

(13)	Amount includes a 401(k) Savings Plan matching contribution of $11,250.

(14)	Amount includes a 401(k) Savings Plan matching contribution of $11,700.

(15)	Amount includes a 401(k) Savings Plan matching contribution of $11,475.

(16)	Amount includes a 401(k) Savings Plan matching contribution of $11,250.

(17)	Amount includes a 401(k) Savings Plan matching contribution of $11,700.

(18)	Amount includes a 401(k) Savings Plan matching contribution of $11,133.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made to the NEOs during the Company’s fiscal year ended December 31, 2014. We generally grant equity plan-based awards in April under our then in effect equity incentive plans, based on performance for the prior year. However, due to SEC regulations, the stock options and restricted stock shown in this table as granted on April 1, 2014 generally relate to 2013 performance, and we consider them to be part of the NEOs’ 2013 compensation.

2014 GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Threshold ($)		Target ($)		Maximum ($)
Scott G. Stephenson	April 1, 2014	February 18, 2014	—		—		—		—	168,352	59.74	2,000,022
	April 1, 2014	February 18, 2014	—		—		—		33,478	—	—	1,999,976
	February 18, 2014	February 18, 2014		(2)		(2)		(2)	—	—	—	—
Mark V. Anquillare	April 1, 2014	February 18, 2014	—		—		—		—	61,027	59.74	725,001
	April 1, 2014	February 18, 2014	—		—		—		12,136	—	—	725,005
	February 18, 2014	February 18, 2014		(2)		(2)		(2)	—	—	—	—
Kenneth E. Thompson	April 1, 2014	February 18, 2014	—		—		—		—	47,055	59.74	559,013
	April 1, 2014	February 18, 2014	—		—		—		9,357	—	—	558,987
	February 18, 2014	February 18, 2014		(2)		(2)		(2)	—	—	—	—
Vincent de P. McCarthy	April 1, 2014	February 18, 2014	—		—		—		—	35,775	59.74	425,007
	April 1, 2014	February 18, 2014	—		—		—		7,114	—	—	424,990
	February 18, 2014	February 18, 2014		(2)		(2)		(2)	—	—	—	—
Perry F. Rotella	April 1, 2014	February 18, 2014	—		—		—		—	29,460	59.74	349,985
	April 1, 2014	February 18, 2014	—		—		—		5,859	—	—	350,017
	February 18, 2014	February 18, 2014		(2)		(2)		(2)	—	—	—	—

(1)	This column represents the aggregate grant date fair value of restricted stock awards and stock option awards granted in the relevant year, valued at the closing price of the Company’s Class A common stock in accordance with ASC Subtopic 718, excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in this column see note 16 of the notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)	As described in the “Compensation Discussion and Analysis”, subject to the determination of the maximum bonus payment each executive officer is eligible to receive pursuant to the performance criteria and formula set forth under the 2014 Performance Bonus Program (a maximum bonus payment in an amount equal to 2.5% of EBITDA to our Chief Executive Officer and 0.7% of EBITDA to our other executive officers) which is further subject to a maximum limit of $10,000,000, our NEOs are eligible for an annual incentive compensation cash award under our STI program, which does not include per individual threshold, target or maximum performance goals. Rather, the Compensation Committee establishes an STI award pool for all eligible employees after considering achievement of the performance year, as further described in our “Compensation Discussion and Analysis”. For additional details regarding the STI program, including the relevant performance factors for 2014, see “Compensation Discussion and Analysis — 2014 Variable Compensation Performance Goals” and “Compensation Discussion and Analysis — Analysis of 2014 Variable Compensation”. For the actual amounts of cash incentive awards paid to each of our NEOs under our STI program in respect of performance for 2014, see the “Non-Equity Incentive Plan Compensation” column of our 2014 Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options and unvested restricted stock held by our NEOs as of the end of the Company’s fiscal year ended 2014 based on a market value of $64.05 per share (our closing market price on December 31, 2014).

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Date of Award Grant	Option Awards(1)				Stock Awards(2)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name
Scott G. Stephenson	3/1/2006	270,000	—	11.30	3/1/2016	—	—
	3/1/2007	260,000	—	15.10	3/1/2017	—	—
	3/1/2008	275,000	—	17.24	3/1/2018	—	—
	4/1/2009	287,500	—	16.10	4/1/2019	—	—
	10/6/2009	225,000	—	22.00	10/6/2019	—	—
	4/1/2010	135,000	—	28.20	4/1/2020	—	—
	4/1/2011	77,826	25,943	33.30	4/1/2021	2,722	174,344
	4/1/2012	27,372	27,372	46.97	4/1/2022	7,984	511,375
	4/1/2013	47,258	141,777	61.14	4/1/2023	36,801	2,357,104
	4/1/2014	—	168,352	59.74	4/1/2024	33,478	2,144,266
Mark V. Anquillare	3/1/2008	120,000	—	17.24	3/1/2018	—	—
	4/1/2009	225,000	—	16.10	4/1/2019	—	—
	10/6/2009	200,000	—	22.00	10/6/2019	—	—
	4/1/2010	105,000	—	28.20	4/1/2020	—	—
	4/1/2011	61,724	20,575	33.30	4/1/2021	2,159	138,284
	4/1/2012	21,898	21,898	46.97	4/1/2022	6,387	409,087
	4/1/2013	10,239	30,720	61.14	4/1/2023	7,974	510,735
	4/1/2014	—	61,027	59.74	4/1/2024	12,136	777,311
Kenneth E. Thompson	3/1/2007	100,000	—	15.10	3/1/2017	—	—
	3/1/2008	150,000	—	17.24	3/1/2018	—	—
	4/1/2009	165,000	—	16.10	4/1/2019	—	—
	10/6/2009	175,000	—	22.00	10/6/2019	—	—
	4/1/2010	79,000	—	28.20	4/1/2020	—	—
	4/1/2011	48,306	16,102	33.30	4/1/2021	1,690	108,245
	4/1/2012	17,335	17,336	46.97	4/1/2022	5,057	323,901
	4/1/2013	7,876	23,630	61.14	4/1/2023	6,134	392,883
	4/1/2014	—	47,055	59.74	4/1/2024	9,357	599,316
Vincent de P. McCarthy	10/6/2009	52,000	—	22.00	10/6/2019	—	—
	4/1/2010	70,000	—	28.20	4/1/2020	—	—
	4/1/2011	40,254	13,419	33.30	4/1/2021	1,408	90,182
	4/1/2012	14,142	14,143	46.97	4/1/2022	4,125	264,206
	4/1/2013	6,301	18,905	61.14	4/1/2023	4,907	314,293
	4/1/2014	—	35,775	59.74	4/1/2024	7,114	455,652
Perry F. Rotella	10/6/2009	30,000	—	22.00	10/6/2019	—	—
	4/1/2010	36,000	—	28.20	4/1/2020	—	—
	4/1/2011	26,836	8,946	33.30	4/1/2021	939	60,143
	4/1/2012	10,036	10,037	46.97	4/1/2022	2,928	187,538
	4/1/2013	4,923	14,769	61.14	4/1/2023	3,834	245,568
	4/1/2014	—	29,460	59.74	4/1/2024	5,859	375,269

(1)	The right to exercise stock options vests ratably on the first, second, third and fourth anniversaries of the date of grant for options.

(2)	The stock awards shown in this column are restricted stock awards that vest ratably on the first, second, third and fourth anniversaries of the date of grant.

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options and vesting of shares of restricted stock for the NEOs during 2014. Restricted stock awards are typically granted to our NEOs on April 1 of each year and vest in four equal installments on the first, second, third and four anniversaries of their grant date.

2014 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott G. Stephenson	—	—	18,980	1,133,865
Mark V. Anquillare	—	—	8,009	478,458
Kenneth E. Thompson	—	—	6,261	374,032
Vincent de P. McCarthy	15,500	622,468	5,106	305,032
Perry F. Rotella	—	—	3,679	219,783

Pension Plans

The following table sets forth information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement.

Eligible employees hired prior to March 1, 2005 participate in the Pension Plan for Insurance Organizations, or PPIO, a multiple-employer pension plan in which we participate. The PPIO provides a traditional final pay formula pension benefit, payable as an annuity, to employees who were 49 years old with 15 years of service as of January 1, 2002. Effective January 1, 2002, this formula benefit was frozen for all eligible employees. Effective January 1, 2002, a cash balance pension benefit, also payable as an annuity, was established under the PPIO. Employees hired prior to January 1, 2002 receive their frozen traditional benefit as well as their cash balance benefit. Employees hired from January 1, 2002 to March 1, 2005 receive only the cash balance benefit. Effective February 29, 2012, the Company implemented a “hard freeze” of benefits under the PPIO. Accordingly, after February 29, 2012 benefits under the PPIO will no longer increase as the result of new compensation earned or continued service. The Supplemental Cash Balance Plan, or the Supplemental Plan, provides a benefit to which the participant would be entitled under the PPIO but which is subject to caps imposed by IRS regulations. Employees hired on or after March 1, 2005 were not eligible to participate in the PPIO or the Supplemental Plan. Effective February 29, 2012, the Company implemented a “hard freeze” of benefits under the Supplemental Plan.

2014 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Scott G. Stephenson	PPIO	11	183,552	—
	Supplemental Plan	11	666,582	—
Mark V. Anquillare	PPIO	19	376,868	—
	Supplemental Plan	19	409,654	—
Kenneth E. Thompson	NA	NA	NA	NA
Vincent de P. McCarthy	NA	NA	NA	NA
Perry F. Rotella	NA	NA	NA	NA

(1)	For a discussion of the assumptions used to calculate the amounts shown in this column see note 17 of the notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2014.

Nonqualified Deferred Compensation Table

Certain highly compensated employees, including our NEOs, are eligible to participate in the Supplemental Executive Retirement Savings Plan (the “Top Hat Plan”). The Top Hat Plan allows participants to elect to defer compensation on a non-tax qualified basis and provides a vehicle for the Company to provide, on a non-tax qualified basis, matching contributions that could not be made on the participants’ behalf to the tax-qualified 401(k) Savings Plan due to limits imposed by IRS regulations. The deferred amounts are notionally invested in the same investment options selected by the participant under the 401(k) Savings Plan. Participants elect to receive payment at termination of employment or some other future date.

The following table sets forth information with respect to the Top Hat Plan.

2014 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings/ (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Scott G. Stephenson	35,723	1,425	18,670	—	348,989
Mark V. Anquillare	14,400	1,425	43,857	—	420,833
Kenneth E. Thompson	—		6,058	—	83,660
Vincent de P. McCarthy	8,748	1,425	—	—	25,595
Perry F. Rotella	8,538	1,425	—	—	9,963

(1)	All amounts shown are also included in the 2014 Summary Compensation table in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column.

Potential Payments Upon Termination or Change in Control

Below is a description of the arrangements in place applicable to the NEOs relating to payments upon termination or change in control, other than severance payments upon termination (other than for cause) available to all salaried employees.

In October 2009, in connection with our IPO, the Company entered into Change in Control Severance Agreements with all of our current NEOs. These agreements incorporate provisions for payments to be made to the NEOs upon termination of their employment. Payments will be due in the event the NEO’s employment is involuntarily terminated by the Company without “cause,” or is voluntarily terminated by the NEO for “good reason,” which are defined in the agreements, within a two-year period following a “change in control,” which is defined in the agreement.

These agreements provide that, upon a qualifying termination event, an NEO will be entitled to:

(i)	a pro rata STI award;

(ii)	a severance payment equal to the NEO’s base salary plus a target bonus amount times two;

(iii)	continuation of health benefits (at the NEO’s expense) for 18 months; and

(iv)	immediate vesting of any remaining unvested equity awards.

NEOs will not be entitled to excise tax gross-ups as their respective agreements do not provide for such payments. The severance and pro rata bonus amounts will be payable in cash, in a lump sum to NEOs. Receipt of these benefits is conditioned upon the NEO executing a general release of claims against the Company, and complying with perpetual confidentiality obligations and noncompete and nonsolicitation obligations for a period of 24 months. If these agreements had been in place at December 31, 2014, in the event of a qualifying termination Mr. Stephenson would be entitled to cash payments totaling $4,945,000, Mr. Anquillare would be entitled to cash payments totaling $2,600,000, Mr. Thompson would be entitled to cash payments totaling $2,212,000, Mr. McCarthy would be entitled to cash payments totaling $1,790,100, and Mr. Rotella would be entitled to cash payments totaling $1,747,175.

The 2009 Equity Incentive Plan and the 2013 Equity Incentive Plan (together, the “Incentive Plans”) both provide that the Compensation Committee will determine and set forth in each award agreement whether any awards granted in such award agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a participant ceases to be employed by or to provide services to us (including as a director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The award agreements with respect to currently outstanding options and restricted stock held by the NEOs under the Incentive Plans provide that in the event of the NEO’s death, “disability” (as defined under the Incentive Plans), “retirement” (as defined under the Incentive Plans), or termination of employment for “good reason” or without “cause” (each as defined under the Incentive Plans) within two years following a “change in control” (as defined under the Incentive Plans), the options will become immediately exercisable with respect to the number of unexercised shares covered by the option and the unvested shares of restricted stock will become fully vested. Based on the closing price of our Class A common stock on December 31, 2014, the number of options that would become vested for our NEOs, minus the exercise price of those options, and the number of unvested restricted stock shares that would become vested for our NEOs, in the event of a qualifying termination on December 31, 2014, the acceleration of option and restricted stock vesting would have a value of $7,590,518 for Mr. Stephenson, $3,194,537 for Mr. Anquillare, $2,487,150 for Mr. Thompson, $1,987,734 for Mr. McCarthy and $1,484,990 for Mr.  Rotella.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2014, concerning the Company’s equity compensation plans. Since October 6, 2009, the Company has issued equity awards under the 2009 Equity Incentive Plan and as of May 15, 2013, the Company ceased issuing equity awards under the 2009 Equity Incentive Plan and commenced issuing equity awards under the 2013 Equity Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,924,597	(1)	$60.33	12,771,637
Equity compensation plans not approved by security holders	7,281,093	(2)(3)	$23.38	—	(4)

Total

(1)	Includes shares subject to outstanding options granted under the 2013 Equity Incentive Plan in the amount of 1,924,597. See “Verisk Analytics, Inc. 2013 Equity Incentive Plan” included in Appendix A to the Company’s Proxy Statement on Schedule 14A, dated April 1, 2013 and Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the material features of our 2013 Equity Incentive Plan.

(2)	Includes shares subject to outstanding options granted under the Insurance Service Office, Inc. 1996 Incentive Plan (the “Option Plan”) in the amount of 2,095,325. The material features of the Option Plan are summarized below. See also Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)	Includes shares subject to outstanding options granted under the 2009 Equity Incentive Plan in the amount of 5,185,768. See “Verisk Analytics, Inc. 2009 Equity Incentive Plan” included in our Registration Statement on the Form S-1/A filed on September 21, 2009 and Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the material features of our 2009 Equity Incentive Plan.

(4)	On October 6, 2009, the date of our initial public offering, the Option Plan was terminated and no new equity awards can be granted under this plan. On May 15, 2013, the 2009 Equity Incentive Plan was terminated and no new equity awards can be granted under this plan.

The Option Plan

During 1996, the Company adopted the Option Plan. The Option Plan provided for the granting of options to key employees and non-employee directors of the Company. On October 6, 2009, the date of our initial public offering, the Option Plan was terminated and no new equity awards can be granted under this plan. The material features of the Option Plan are summarized below. The following description does not purport to be complete and is qualified in its entirety by reference to the plan document, which has been included as an exhibit to our Annual Reports on the Form 10-K.

Eligibility.    Key employees (as defined in the Option Plan) and non-employee directors (as defined in the Option Plan) (each, a “participant”) of the Company were eligible for offers and awards (in each case, as defined in the Option Plan).

Administration.    The Option Plan was administered by the committee having authority delegated by the Board to establish compensation arrangements relating to the Company.

Forms of Awards.    The committee could from time to time make such awards (including, without limitation, an award or grant of an option or grant of restricted stock, or any combination thereof) and/or offers to purchase common stock under the Option Plan in such form and having such terms, conditions and limitations as the committee may determine consistent with the terms of the Option Plan. Awards and/or offers could have been granted singly, in combination or in tandem. Currently, there are only option awards outstanding under the Option Plan.

Options.    Options are rights to purchase shares of the Company common stock at a price and during a period determined by the committee. The exercise price of an option was determined by the Board at the time of grant of such option and the term of an option generally could not exceed 10 years.

Termination of Employment/Change in Control.    If a participant’s employment terminated due to death, disability of retirement (for service-vesting options only) or if within two years following a change in control (as defined in the applicable award agreement), the participant’s employment terminated without cause or for good reason, all unexercisable options would have become immediately exercisable and would have remained exercisable for 12 months following the date of such termination. If a participant’s employment terminated for any other reason, all unexercisable options would have been terminated and all exercisable options would have remained exercisable for 90 days. Upon termination of a participant’s employment for any reason, including death, disability or retirement, restricted shares that remained subject to restrictions would have been forfeited.

Stock Adjustments.    In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the committee could make such adjustments in (i) the aggregate number of shares under the Option Plan and the number of shares that may be made subject to awards to any individual participant, (ii) the number and kind of shares that are subject to any option and the exercise price per share without any change in the aggregate exercise price to be paid upon exercise of the option, and (iii) the number and kind of shares of outstanding restricted stock, as the committee would deem appropriate in the circumstances.

Amendment and Termination.    The Board had the power to amend the Option Plan, award agreement(s), offer agreement(s) and/or promissory notes, provided, however, that such amendment(s) could not impair the rights of a participant without the consent of such participant, except to the extent, if any, provided in the Option Plan, the award agreement, the offer agreement and/or promissory note. The Board could suspend or terminate the Option Plan at any time, but no such suspension or termination could affect awards or offers then in effect.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Customer Relationships

In 2014, we received fees from Arch Capital Group Limited of $2,910,426 for participation and license fees. Constantine P. Iordanou, one of our directors, is the President and Chief Executive Officer of Arch Capital Group Limited.

In 2014, in connection with our purchase of insurance coverage we also paid fees to CNA Financial Corporation of $323,476 related to insurance policy premiums and Arch Capital Group Limited of $750,000 related to insurance policy premiums. Thomas F. Motamed, one of our directors, is the Chairman of the Board and Chief Executive Officer of CNA Financial Corporation. Constantine P. Iordanou, one of our directors, is the President and Chief Executive Officer of Arch Capital Group Limited.

ESOP

We established an ESOP funded with intercompany debt that includes 401(k), ESOP and profit sharing components to provide employees with equity participation. The trustee of the ESOP is GreatBanc Trust Company. The ESOP owns greater than five percent of our Class A common stock. We make quarterly cash contributions to the ESOP equal to the debt service requirements. As the debt is repaid, shares are released to the ESOP to fund 401(k) matching and profit sharing contributions and the remainder is allocated annually to ESOP accounts of active employees in proportion to their eligible compensation in relation to total participant eligible compensation. On October 6, 2009 we made an accelerated cash contribution to permit the ESOP to prepay a portion of the indebtedness, resulting in an accelerated allocation of shares to active eligible employees. The amount of our ESOP costs recognized for the year ended December 31, 2014 was $15.4 million.

Voting rights with respect to shares of our Class A common stock owned by the ESOP are exercised by the trustee of the ESOP. The trustee is required to vote shares allocated to an ESOP participant’s account as directed by the ESOP participant for all matters submitted to a vote of our Class A shareholders. Shares of stock not allocated to a participant’s account may be voted in accordance with the discretion of the Trustee in the best interest of ESOP participants.

Statement of Policy Regarding Transactions with Related Persons

Our Board of Directors has adopted a written statement of policy regarding transactions with related persons. Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the corporate secretary any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The corporate secretary will then promptly communicate that information to the Board of Directors or the designated Board committee. No related person transaction will be consummated without the approval or ratification of the Board of Directors or any committee of the Board of Directors consisting exclusively of disinterested directors. The Board of Directors has designated the Nominating and Corporate Governance Committee to approve any related person transaction. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest. In reviewing the transaction in question, the Nominating and Corporate Governance Committee will consider all relevant facts and circumstances, including without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person. No related person transaction will be approved or ratified unless, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders.

ITEM 2 —	AMENDMENT TO BYLAWS TO IMPLEMENT MAJORITY VOTING FOR UNCONTESTED ELECTION OF DIRECTORS

Section 2.06 of the Company’s bylaws currently provides that directors shall be elected by the holders of a plurality of the votes cast at any election of directors. A “plurality of votes cast” means that the open seats on the Board will be filled by the nominees who receive the highest number of votes until all of the open seats have been filled. Under a plurality vote, a director nominee who receives the highest number of affirmative votes cast is elected, whether or not such votes constitute a majority and without regard to the number of “withheld” votes. Under Delaware law, if the director is not re-elected at the annual meeting, the director will continue to serve on the Board until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.

Our Board believes that active stockholder participation in the election of directors is important to the Company and to effective corporate governance. As part of its review of corporate governance matters, the Board is aware of the increasing concern within the stockholder community that a plurality voting standard for uncontested director elections is inconsistent with principles of good corporate governance. The Board believes that it is an appropriate time to eliminate plurality voting in uncontested director elections. The Board believes that the proposed majority vote standard in uncontested director elections will strengthen the Board nomination process, enhance director accountability and improve overall corporate governance. Accordingly, both the Board and the Nominating Committee have concluded that it is in the best interests of the Company’s stockholders to implement a majority voting standard for uncontested director elections.

Under a majority voting standard, each vote is specifically counted “for” or “against” the director’s election. In order to be elected, the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Abstentions will have no effect in determining whether the required affirmative majority vote has been obtained.

Director nominees in contested elections would continue to be elected by plurality vote. A contested election is one in which the number of director nominees exceeds the number of directors to be elected.

In an uncontested election, a director up for re-election who does not receive a majority vote would not be re-elected, but would continue to serve as a holdover director under Delaware law, which provides that the incumbent director would continue to serve until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.

If this proposal is approved by the stockholders, the Board will adopt a director resignation policy providing that an incumbent director whose re-election was not approved by a majority of votes cast in an uncontested election must promptly tender his or her written resignation to the Board. The Nominating Committee will consider any such resignation and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. In making its recommendation, the Nominating Committee will consider all appropriate and relevant factors and alternatives. In deciding whether to accept the resignation offer, the Board will consider the factors considered by the Nominating and Corporate Governance Committee and any additional information and factors that the Board believes to be relevant.

If the Board does not accept the resignation, the director who offered to resign will continue to serve on the Board until the next annual meeting of stockholders and until the director’s successor is elected and qualified or until the director’s death, resignation or removal. If the Board accepts the resignation, the Nominating Committee may recommend to the Board, and the Board will thereafter decide, whether to fill the resulting vacancy or to reduce the size of the Board. The Board, excluding the director in question, will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale supporting it within 90 days following the date of the certification of the election results.

The proposed amendments to the bylaws are reflected in Exhibit A attached hereto and include a conforming change to Section 3.02 of the Company’s bylaws, which refers to plurality voting based on the Company’s prior structure (proposed additions are indicated by bold underlining and proposed deletions are indicated by overstriking). If this proposal is approved by the requisite percentage of stockholders, the bylaws will be amended and restated to reflect these changes.

Our Board unanimously recommends a vote “FOR” the approval of the proposed amendment to the bylaws that implements a majority voting standard for uncontested director elections as disclosed in this Proxy Statement. Proxies solicited by the Board will be voted “FOR” this resolution unless otherwise instructed. Broker non-votes will not be counted in determining the results of the vote.

ITEM 3 —	APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE REFERENCES TO OUR CLASS B COMMON STOCK, RENAME OUR CLASS A COMMON STOCK, MAKE RELATED CONFORMING CHANGES, AND UPDATE CERTAIN OUTDATED PROVISIONS AND REMOVE CERTAIN REDUNDANT PROVISIONS

We are seeking stockholder approval to amend and restate our amended and restated certificate of incorporation to eliminate the reference to 800 million authorized shares of Class B common stock, since there are currently no outstanding shares of Class B common stock. We propose to remove all references to the Class B common stock, including but not limited to provisions relating to the rights, preferences and limitations of the Class B common stock, to rename our Class A common stock as simply our “common stock,” and make related conforming changes. We also propose to update certain outdated provisions and remove certain redundant provisions. Our Board has approved these amendments and has directed that it be submitted to stockholders for approval.

There are currently no shares of our Class B common stock outstanding. The Company currently has no plans or intentions to issue any shares of Class B common stock in the future. The Board has proposed the amendments because it believes the reference to a dual class structure and the Class B common stock in the amended and restated certificate of incorporation and bylaws is unnecessary, burdensome and potentially confusing to investors and the capital markets.

Our Board also believes that the amendment to rename the Class A common stock as “common stock” will help eliminate any mistaken belief on the part of the investing public and/or others who report or follow our publicly traded equity securities that we may have another class of common equity.

The proposed amendments will not change any substantive terms of the Class A common stock or any powers or rights of its holders. The common stock will have rights to any dividend declared by the board of directors, subject to any preferential or other rights of any outstanding preferred stock, and voting rights to elect all twelve members of the board of directors. The common stock will continue to be listed and trade on the Nasdaq Global Select Market under the symbol “VRSK.” The Board does not believe that there are any disadvantages or anti-takeover effects to these proposed amendments.

In addition, we are asking our stockholders to approve additional clean up changes to update certain outdated provisions and remove certain redundant provisions in our amended and restated certificate of incorporation and our bylaws. The changes to our amended and restated certificate of incorporation include: removing the references to the term end dates of our first Board and removing the names and addresses of our first Board. The change to our bylaws includes: deleting a reference to the initial commencement date of our annual general meeting.

The proposed amendments would amend and restate our amended and restated certificate of incorporation and bylaws as set forth on Exhibits B and C hereto (proposed additions are indicated by bold underlining and proposed deletions are indicated by overstriking). Each of Proposal No. 2 and Proposal No. 3 are not conditioned upon the approval of the other proposal.

Our Board unanimously recommends a vote “FOR” the approval of the proposed amendment and restatement of the amended and restated certificate of incorporation and bylaws to remove references to our Class B common stock, rename our Class A common stock and make certain conforming changes as disclosed in this Proxy Statement. Proxies solicited by the Board will be voted “FOR” this resolution unless otherwise instructed.

ITEM 4 — APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS ON AN ADVISORY, NON-BINDING BASIS

At the 2011 Annual Meeting of Shareholders, we conducted an advisory, non-binding vote regarding the frequency with which we would seek approval of the compensation of our named executive officers. At such meeting, shareholders expressed their preference for an annual vote on executive compensation on an advisory, non-binding basis and, consistent with this preference, the Board of Directors determined that we will conduct such a vote on an annual basis. Accordingly, and pursuant to Section 14A of the Securities Exchange Act of 1934, we are providing our shareholders with the opportunity to approve the compensation of our named executive officers for 2014 as disclosed in this Proxy Statement on an advisory, non-binding basis (“say-on-pay”) through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding on the Board of Directors and will not overrule any decision by the Board of Directors or require the Board of Directors to take any action. However, the Board of Directors and the Compensation Committee will take into account the outcome of the say-on-pay vote when considering future executive compensation decisions for named executive officers.

The Compensation Committee believes that the Company’s compensation programs and policies and the compensation decisions for 2014 described in this Proxy Statement, including the Compensation Discussion and Analysis, appropriately reward our named executive officers for their and the Company’s performance and will assist the Company in retaining our senior leadership team. You are strongly encouraged to read the full details of our executive compensation programs and policies under the section titled “Executive Compensation” above.

Our Board unanimously recommends a vote “FOR” the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. Proxies solicited by the Board will be voted “FOR” this resolution unless otherwise instructed. Broker non-votes will not be counted in determining the results of the vote.

ITEM 5 — RATIFICATION OF THE APPOINTMENT OF VERISK’S INDEPENDENT AUDITOR

The Audit Committee appointed Deloitte & Touche LLP (Deloitte & Touche) as independent auditors for 2015 and presents this selection to the shareholders for ratification. Deloitte & Touche will audit our consolidated financial statements for 2015 and perform other permissible, preapproved services.

A Deloitte & Touche representative will attend the annual meeting to respond to your questions and will have the opportunity to make a statement. If shareholders do not ratify the appointment, the Audit Committee will reconsider it, but at all times the Audit Committee is responsible for the appointment of our independent auditor.

Our Board unanimously recommends a vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Independent Auditor’s Fees. The following table summarizes the aggregate fees (including related expenses; in thousands) billed in 2014 and 2013 for professional services provided by Deloitte & Touche.

	2014	2013
Audit fees(1)	$1,966	$1,896
Audit-related fees(2)	—	43
Tax fees(3)	129	897

Total	$2,095	$2,836

(1) Audit fees consisted of fees billed for audits of our consolidated financial statements included in our Annual Reports on Form 10-K, reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q, and other regulatory audits.

(2)	Audit-related fees consisted of fees incurred in conjunction with our Registration Statement on Form S-8.

(3)	Includes tax compliance and other tax services not related to the audit.

Preapproval Policy of the Audit Committee of Services Performed by Independent Auditors

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and nonaudit services by the independent auditors to ensure that the services do not impair the auditor’s independence. Under these procedures, the Audit Committee preapproves both the type of services to be provided by the independent auditors and the estimated fees related to those services. During the preapproval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. Even if a service has received general preapproval, if it involves a fee in excess of $350,000 or relates to tax planning and advice, it requires a separate preapproval, which may be delegated to the Chairman of the Audit Committee so long as the entire Audit Committee is informed at its next meeting. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC and NASDAQ rules and regulations. In accordance with this preapproval policy, all audit and nonaudit services were preapproved by the Audit Committee in 2014.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board. The charter is available on our website at the “Corporate Governance” link under the “Investors” link at www.verisk.com. The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s risk management, the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), the performance of the Company’s internal auditor and independent auditor and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. In making such determi-

nations, the Audit Committee considers, among other things, the recommendations of management of the Company. The Board has determined that all of the Audit Committee’s members are independent under the applicable independence standards of the NASDAQ listing rules and the Exchange Act.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditor, Deloitte & Touche, is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee the financial reporting process and the Company’s internal control over financial reporting. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee held five meetings during 2014, and has met in 2015 to discuss the Company’s financial statements for the year ended December 31, 2014. With respect to the year ended December 31, 2014, the Audit Committee, among other things:

•	reviewed and discussed the Company’s quarterly earnings releases;

•

reviewed and discussed (i) the quarterly unaudited consolidated financial statements and related notes and (ii) the audited consolidated financial statements and related notes for the year ended December 31, 2014 with management and Deloitte & Touche;

•	reviewed and discussed the annual plan and scope of work of the independent auditor;

•	reviewed and discussed the annual plan and scope of work of the internal auditor and summaries of significant reports to management by the internal auditor;

•	met with Deloitte & Touche, the internal auditor, the General Counsel and Company management in executive sessions;

•	reviewed and discussed certain critical accounting policies; and

•	reviewed business and financial market conditions, including an assessment of risks posed to the Company’s operations and financial condition.

The Audit Committee discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Public Company Accounting Oversight Board AU 380 (Communications with Audit Committees). These reviews included discussions with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Deloitte & Touche also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding its communications with the Audit Committee concerning independence, and represented that it is independent from the Company. The Audit Committee discussed with Deloitte & Touche their independence from the Company and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, and reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q compromise independence.

During 2014, the Audit Committee received regular updates on the amount of fees and scope of audit and audit-related services provided. In addition, the Audit Committee reviewed and approved audit and non-audit services provided by Deloitte & Touche pursuant to the preapproval policies and procedures related to the provision of audit and non-audit services by the independent auditors as described above under “Preapproval Policy of the Audit Committee of Services Performed by Independent Auditors”.

Based on the Audit Committee’s review and these meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K. The Audit Committee also appointed Deloitte & Touche as the Company’s independent auditor for 2015 and are presenting the appointment to the shareholders for ratification.

Respectfully submitted,

Glen A. Dell (Chair)

Christopher M. Foskett

Samuel G. Liss

Andrew G. Mills

Thomas Motamed

David B. Wright

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance.    Based solely upon our review of forms filed by our directors and executive officers during the most recent fiscal year, we believe that all required reports have been timely filed under the SEC’s rules for reporting transactions by executive officers and directors in our common stock.

Other Business.    We do not know of any other matters that may be presented for action at the meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Shareholder Nominations for Director Candidates.    The Nominating and Corporate Governance Committee oversees searches for and identifies qualified individuals for membership on our Board. The Nominating and Corporate Governance Committee’s written charter requires the Committee to review candidates’ qualifications for membership on the Board or a committee of the Board, including making a specific determination as to the independence of each candidate, based on the criteria approved by the Board (and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under law or NASDAQ rules for Audit Committee membership purposes). The Nominating and Corporate Governance Committee is also required to review the composition of the Board and its committees in light of the current challenges and needs of the Board, the Company and each committee, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

Shareholders of record complying with the notice procedures set forth below may make director recommendations for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider any director candidates recommended by shareholders who submit a written request to the Corporate Secretary of the Company. The candidates should meet the director qualification criteria noted above. The Nominating and Corporate Governance Committee evaluates all director candidates and nominees in the same manner regardless of the source. Shareholders may make recommendations at any time, but nominations for the annual meeting of shareholders must be received not less than 60 days before nor more than 90 days prior to the first anniversary of the previous year’s annual meeting. Therefore, to submit a candidate for nomination at the 2016 annual meeting of shareholders, shareholders of record must submit the nomination, in writing, no earlier than February 20, 2016, and no later than March 21, 2016. As required by our bylaws, the written notice must demonstrate that it is being submitted by a shareholder of record of Verisk and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm his or her candidate’s consent to serve as a director. Shareholders must send recommendations to the Nominating and Corporate Governance Committee, c/o Kenneth E. Thompson, Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686.

Shareholder Proposals for the 2016 Annual Meeting.    Shareholders intending to present a proposal at the 2016 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Kenneth E. Thompson, Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686. We must receive the proposal no later than December 5, 2015.

Shareholders of record wishing to present a proposal or nomination at the 2016 annual meeting, but not requiring the proposal be included in our proxy statement must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 90 days and no less than 60 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2016 annual meeting no earlier than February 20, 2016, and no later than March 21, 2016. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary.

Cost of Soliciting Your Proxy.    We will pay the expenses for the preparation and mailing of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication.

Shareholders Sharing an Address.    Consistent with notices sent to record shareholders sharing a single address, we are sending only one Notice, Annual Report and Proxy Statement to that address unless we received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of the Notice, Annual Report or Proxy Statement as follows:

•	Record shareholders wishing to discontinue or begin householding, should contact our Corporate Secretary, Kenneth E. Thompson, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686.

•	Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder.

•

Any householded shareholder may request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting us at (201) 469-2142 or may write to us at Investor Relations, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686. Instructions for requesting such materials are also included in the Notice.

Consent to Electronic Delivery of Annual Meeting Materials.    Shareholders and ESOP participants can access this Proxy Statement and our Annual Report on Form 10-K via the Internet at www.proxyvote.com by following the instructions outlined on the secure web site. For future annual meetings of shareholders, shareholders can consent to accessing their proxy materials, including the Notice of Internet Availability of Proxy Materials, the proxy statement and the annual report, electronically in lieu of receiving them by mail. To receive materials electronically you will need access to a computer and an e-mail account. To sign up for electronic delivery, when voting using the Internet at www.proxyvote.com, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Registered shareholders that wish to revoke their request for electronic delivery at any time without charge should contact our Corporate Secretary, Kenneth E. Thompson, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686 or contact us at (201) 469-2142.

If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee. You may update your electronic address by contacting your nominee.

Disclaimer.    Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

Exhibit A

Proposed Amendments to the Bylaws to Implement

Majority Voting for Uncontested Election of Directors

[proposed additions are indicated by bold underlining and proposed deletions are indicated by overstriking]

Section 2.06. Voting.    (a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances and unless otherwise provided in the certificate of incorporation, directors shall be elected by ~~a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors~~.a majority of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares of capital stock of the Corporation represented in person or by proxy at any such meeting and entitled to vote on the election of directors. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director.

Section 3.02. Number, Election and Term Of Office.    ~~Until such time as a Class B Triggering Event (as defined in the certificate of incorporation) shall have occurred, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of (i) ten directors (the “Class A Directors”) elected by a plurality of the votes cast by the holders of all Class A Common Stock present in person or by proxy at the meeting and entitled to vote on the election of directors (or such other number of Class A Directors between 8 and 10 as shall be determined by resolution adopted by affirmative vote of a majority of the Board of Directors) and (ii) three directors (the “Class B Directors”) elected by a plurality of the votes cast by the holders of all Class B Common Stock present in person or by proxy at the meeting and entitled to vote on the election of directors voting collectively as a single class. After a Class B Triggering Event shall have occurred, t~~The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven nor more than fifteen directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III; provided that until such time as a Class B Triggering Event shall have occurred, one Class B Director will be designated as a Class I director, one Class B Director will be designated as a Class II director and one Class B Director will be designated as a Class III director. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Except as otherwise provided in the certificate of incorporation, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

A-1

Exhibit B

Proposed Amendments to the Amended and Restated Certificate of Incorporation to Eliminate References to our Class B Common Stock, Rename our Class A Common Stock, Make Related Conforming Changes, and Update Outdated Provisions and Delete References to Redundant Provisions

[proposed additions are indicated by bold underlining and proposed deletions are indicated by overstriking]

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VERISK ANALYTICS, INC.

Pursuant to the provisions of § 242 and § 245 of the General Corporation Law of the State of Delaware

1. The present name of the corporation is Verisk Analytics, Inc. (the “Corporation”). The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was May 23, 2008.

2. The Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety as set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for.

3. The Amended and Restated Certificate of Incorporation herein certified has been duly adopted by the stockholders in accordance with the provisions of § 228, 242, and 245 of the General Corporation Law of the State of Delaware.

4. This Certificate shall become effective upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

5. The Amended and Restated Certificate Incorporation of the Corporation shall, at the effective time, read as follows:

FIRST: Name. The name of the corporation is Verisk Analytics, Inc. (the “Corporation”).

SECOND: Registered Office and Registered Agent. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).

FOURTH: Capital Stock. (a) The total number of shares of stock which the Corporation shall have authority to issue is 2,080,000,000, consisting of ~~1,200,000,000~~2,000,000,000 shares of ~~Class A Common Stock~~common stock, par value $0.001 per share~~, 800,000,000 shares of Class B~~ (the “Common Stock~~, par value $0.001 per share~~”) and 80,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

~~(b) The authorized Class B Common Stock shall be divided into two series of Class B Common Stock, consisting of 400,000,000 shares of Class B (Series 1) Common Stock (the “B-1 Common Stock”) and 400,000,000 shares of Class B (Series 2) Common Stock (the “B-2 Common Stock”). For the avoidance of doubt, B-1 Common Stock and B-2 Common Stock shall vote on all matters as a single class.~~

(~~c~~b) Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Filing Time”) ~~(i)~~, each share of Class A Common Stock, par value $~~0.01 per share (the “Old Class A Common Stock”), which is outstanding or held in treasury immediately before the Filing Time, shall automatically,~~ 0.001 of the Corporation issued and outstanding immediately prior thereto, shall be automatically reclassified as one validly issued, fully paid and non-assessable share of Common Stock without any further action on the part of the Corporation or ~~any~~by the holder ~~of such Old Class A Common Stock, be reclassified so that, at the Filing Time, each share of Old Class A Common Stock will become one new validly issued, fully paid and nonassessable share~~thereof. Each certificate formerly representing a share or shares of Class A Common Stock~~, par value $0.001 per share (the “Class A Common Stock”), and (ii) each share of Class~~

~~B Common Stock, par value $0.01 per share of the Corporation (the “Old Class B Common Stock”), which is outstanding or held in treasury immediately before~~ shall automatically represent from and after the Filing Time, ~~shall automatically,~~ without any further action on the part of the Corporation or any holder ~~of such Old Class B~~thereof, a number of shares of Common Stock~~, be reclassified as and shall become: (A) 0.5 new validly issued, fully paid and nonassessable~~ equal to the number of shares of ~~B-1~~Class A Common Stock ~~and (B) 0.5 new validly issued, fully paid and nonassessable shares of B-2 Common Stock. If the reclassification would result in the issuance of a fractional share, such fractional share shall be rounded up to the next whole share.~~represented by such certificate immediately prior to the Filing Time.

(~~d~~c) Each holder of the ~~Old~~ Class A Common Stock ~~shall~~may exchange with the Corporation each certificate evidencing such ~~Old~~ Class A Common Stock held by such holder for a certificate evidencing the ~~Class A~~ Common Stock to be issued pursuant to Section (c) of this ARTICLE FOURTH. The reclassification of the ~~Old~~ Class A Common Stock will be deemed to occur at the Filing Time, regardless of when any certificates previously representing such shares of ~~Old~~ Class A Common Stock (if such shares are held in certificated form) are physically surrendered to the Corporation in exchange for certificates representing such new ~~Class A~~ Common Stock. ~~Each holder of the Old Class B Common Stock shall exchange with the Corporation each certificate evidencing such Old Class B Common Stock held by such holder for a certificate evidencing the appropriate number of shares of B-1 Common Stock and B-2 Common Stock, as applicable, to be issued pursuant to Section (c) of this ARTICLE FOURTH. The reclassification of the Old Class B Common Stock into B-1 Common Stock and B-2 Common Stock will be deemed to occur at the Filing Time, regardless of when any certificates previously representing such shares of Old Class B Common Stock (if such shares are held in certificated form) are physically surrendered to the Corporation in exchange for certificates representing such new B-1 Common Stock and B-2 Common Stock.~~

(~~e~~d) The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the Delaware Law.

~~FIFTH: Limitations on Transfer and Conversion. (a) Each share of B-1 Common Stock or B-2 Common Stock sold in the Initial Public Offering shall convert automatically, without any action by the holder of such shares, into one share of Class A Common Stock. Notwithstanding Section (d) of this ARTICLE FIFTH, the number of such shares converted for sale in the Initial Public Offering by any holder thereof will be comprised of an equal number of shares of B-1 Common Stock and B-2 Common Stock; provided, that if the over-allotment option or any portion thereof is not exercised, such shares which would have been sold pursuant to such over-allotment option shall not be so converted and shall be returned to such holder as shares of B-1 Common Stock or B-2 Common Stock, as applicable.~~

~~(b) Each share of B-1 Common Stock remaining outstanding after the consummation of the Initial Public Offering and the exercise or lapse of the over-allotment option shall convert automatically, without any action by the holder, into one share of Class A Common Stock upon the 18-month anniversary date of the pricing of the Initial Public Offering.~~

~~(c) Each share of B-2 Common Stock remaining outstanding after the consummation of the Initial Public Offering and the exercise or lapse of the over-allotment option shall convert automatically, without any action by the holder, into one share of Class A Common Stock upon the 24-month anniversary date of the pricing of the Initial Public Offering.~~

~~(d) The Board of Directors may approve the conversion of Class B Common Stock into Class A Common Stock earlier than the times set forth in Sections (b) and (c) of this ARTICLE FIFTH in their sole discretion, in connection with the sale of such Common Stock in a public offering registered with the Securities and Exchange Commission or in such other limited circumstances as the Board of Directors may determine; provided that, other than as set forth in Section (a) of this ARTICLE FIFTH, no shares of B-2 Common Stock Beneficially Owned by any Insurer Group may be so converted until all B-1 Common Stock Beneficially Owned by such Insurer Group has been converted.~~

~~(e) Shares of Class B Common Stock may not be Transferred and any purported Transfer of shares of Class B Common Stock shall be null and void ab initio, except for (i) conversions pursuant to Sections (a), (b), (c) and (d) of this ARTICLE FIFTH, (ii) subject to Section (a) of ARTICLE SIXTH, Transfers to any Beneficial Owner or Affiliate of such Beneficial Owner of Class B Common Stock, (iii) subject to Section (a) of ARTICLE SIXTH, Transfers by a holder of Class B Common Stock to any person who succeeds to all or substantially all of the assets of such holder, whether by merger, consolidation, amalgamation, sale of substantially all assets or other similar transaction or to an Affiliate of such person, or (iv) Transfers to the Corporation.~~

~~(f) The Corporation shall provide notice of any automatic conversion of outstanding shares of Class B Common Stock to holders of record of such shares as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirements by providing such notice prior to such conversion. Such notice shall be provided by any means then permitted by Delaware Law; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall, as appropriate, (i) state the automatic conversion date; (ii) identify the number of outstanding shares of B-1 Common Stock or B-2 Common Stock that are automatically converted; and (iii) the place or places where certificates if any, for such shares may be surrendered in exchange for certificates, if any, representing Class A Common Stock, or the method by which book-entry interest in the Class A Common Stock may be obtained in exchange for such certificates in respect of shares of Class B Common Stock.~~

~~(g) Any shares of Class B Common Stock that have been converted into shares of Class A Common Stock will be retired with no further action by the Corporation and may not be reissued as shares of Class B Common Stock.~~

~~(h) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to Sections (a), (b), (c) or (d) of this ARTICLE FIFTH.~~

~~(i) As long as any shares of Class B Common Stock shall be outstanding, the Corporation shall reserve and keep available out of its authorized but unissued or treasury shares of Class A Common Stock, solely for the purpose of effecting the conversion of shares of Class B Common Stock, that number of shares of Class A Common Stock necessary to effect the conversion of all of the then outstanding shares of Class B Common Stock. If at any time the Board of Directors determines that the number of authorized but unissued or treasury shares of Class A Common Stock would be insufficient to effect the conversion of all of the then outstanding shares of Class B Common Stock, the Board of Directors shall use all reasonable efforts to cause the Corporation’s authorized but unissued shares of Class A Common Stock to be increased to such number of shares as shall be sufficient to effect such conversion.~~

~~(j) No shares of Common Stock may be subdivided or combined unless the shares of each other class of Common Stock concurrently are subdivided or combined in the same proportion and in the same manner~~.

~~(k) Class A Common Stock shall not carry any conversion rights or otherwise be convertible into Class B Common Stock.~~

FIFTH: Reserved.

SIXTH: Limitations on Beneficial Ownership.

(a) No Insurer Group shall Beneficially Own more than ten percent (10%) of the aggregate outstanding shares of Common Stock.

(b) If any Transfer is purportedly effected which, if effective, would result in any Insurer Group Beneficially Owning shares of Common Stock in violation of Section (a) of this ARTICLE SIXTH, then the intended Transferee shall acquire no rights in respect of the shares in excess of the amount permitted by Section (a) of this ARTICLE SIXTH, including, without limitation, voting rights or rights to dividends or other distributions with respect to such shares and, subject to Section (e) of this ARTICLE SIXTH, the Transfer of that number of shares of Common Stock that otherwise would cause any Insurer Group to violate Section (a) of this ARTICLE SIXTH shall be null and void ab initio.

(c) If the Board of Directors shall at any time determine in good faith that a Transfer or other event has purportedly taken place that, if effected would result in a violation of Section (a) of this ARTICLE SIXTH or that an Insurer Group intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Common Stock in violation of Section (a) of this ARTICLE SIXTH (whether or not such violation is intended), such shares of Common Stock shall be redeemable for cash or property or exchangeable for other shares of capital stock of the Corporation, in each case, at the option of, and for the amount determined by, the Board of Directors in good faith and in its sole discretion, and the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section (a) of this ARTICLE SIXTH shall be null and void ab initio irrespective of any action (or non-action) by the Board of Directors.

(d) An Insurer Group who acquires or attempts or intends to acquire Beneficial Ownership of shares of Common Stock that will or may violate Section (a) of this ARTICLE SIXTH shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation.

(e) Nothing in this ARTICLE SIXTH shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, The Nasdaq Stock Market or any other securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this ARTICLE SIXTH and any Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this ARTICLE SIXTH.

(f) The Corporation is authorized specifically to seek equitable relief, including injunctive and necessary relief, to enforce the provisions of this ARTICLE SIXTH.

(g) No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing as authorized by the Board of Directors.

(h) In the case of an ambiguity in the application of any of the provisions of this ARTICLE SIXTH, the Board of Directors shall have the power to determine, in good faith and in its sole discretion, the application of the provisions of this ARTICLE SIXTH, to any situation based on the facts known to it. In the event Section (c) of this ARTICLE SIXTH requires an action by the Board of Directors and this Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this ARTICLE SIXTH.

~~(i) Shares of Class B Common Stock will be legended to reflect the rights of conversion and restrictions on ownership and transfer reflected in ARTICLE FIFTH and this ARTICLE SIXTH.~~

~~SEVENTH: Rights and Preferences. (a) The preferences, limitations and rights of Class A Common Stock and Class B Common Stock, and the qualifications and restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided for in this Certificate of Incorporation.~~

SEVENTH: Rights and Preferences. (~~b~~a) Subject to Section (b) of ARTICLE SIXTH ~~and ARTICLE NINTH~~, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock.

(~~c~~b) Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over, or the right to participate with, the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors in its dis-

cretion shall determine. All holders of outstanding shares of ~~Class A Common Stock and Class B~~ Common Stock shall be entitled to participate ratably in any dividend or distribution paid on the Common Stock (regardless of class or series) and no dividend or distribution may be declared or paid on any class or series of Common Stock unless an equivalent dividend is contemporaneously declared and paid on each other class and series of Common Stock. ~~In the event that such dividend is paid in the form of shares of Common Stock, or rights to acquire shares of Common Stock, holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, holders of B-1 Common Stock shall receive B-1 Common Stock or rights to acquire B-1 Common Stock, as the case may be, and holders of B-2 Common Stock shall receive B-2 Common Stock or rights to acquire B-2 Common Stock, as the case may be.~~

(~~d~~c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock, if any, shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder. For the purposes of this Section (~~d~~c) of this ARTICLE SEVENTH, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations shall be deemed to be a liquidation, dissolution or winding-up of the Corporation, voluntary or involuntary, unless such voluntary sale, conveyance, exchange, transfer, merger or consolidation shall be in connection with a dissolution or winding-up of the business of the Corporation.

(~~e~~d) In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for, converted into, or otherwise changed into other stock or securities, or the right to receive cash or any other property, such shares of Common Stock shall be exchanged for or changed into the same per share amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of any other class of Common Stock is exchanged or changed.

EIGHTH: Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

NINTH: Board of Directors. (a) ~~Until such time as a Class B Triggering Event shall have occurred, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of (i) nine directors (the “Class A Directors”) elected by a plurality of the votes cast by the holders of all Class A Common Stock present in person or by proxy at the meeting and entitled to vote on the election of directors (or such other number of Class A Directors between 8 and 10 as shall be determined by resolution adopted by affirmative vote of a majority of the Board of Directors) and (ii) three directors (the “Class B Directors”) elected by a plurality of the votes cast by the holders of all Class B Common Stock present in person or by proxy at the meeting and entitled to vote on the election of directors. After a Class B Triggering Event shall have occurred, the~~The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven nor more than fifteen directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

(b) The directors shall be divided into three ~~classes~~Classes, designated Class I, Class II and Class III~~; provided that until such time as a Class B Triggering Event shall have occurred, one Class B Director will be designated as a Class I director, one Class B Director will be designated as a Class II director and one Class B Director will be designated as a Class III director~~. Each ~~class~~Class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected~~, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 2010 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the date of the 2011 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2012 annual meeting~~. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

~~(c) The names and mailing addresses of the persons who are to serve initially as directors of each Class are:~~

	~~Name~~	~~Mailing Address~~	~~Designation~~
~~Class I~~	~~J. Hyatt Brown Glen A. Dell  Samuel G. Liss~~ 	~~c/o Insurance Services  Office, Inc.545 Washington Boulevard Jersey City, New Jersey 07310-1686~~	~~Class A Director Class A Director Class B Director~~
~~Class II~~	~~John F. Lehman, Jr. Andrew G. Mills  Arthur J. Rothkopf  Constantine Iordanou~~	~~c/o Insurance Services  Office, Inc.545 Washington Boulevard Jersey City, New Jersey 07310-1686~~	~~Class A Director Class A Director Class A Director Class B Director~~
~~Class III~~	~~Christopher M. Foskett David B. Wright  Frank J. Coyne Thomas F. Motamed~~ 	~~c/o Insurance Services  Office, Inc.545 Washington Boulevard Jersey City, New Jersey 07310-1686~~	~~Class A Director Class A Director Class A Director Class B Director~~

(d) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

(e) Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected~~; provided that until such time as a Class B Triggering Event shall have occurred, any such vacancy among the Class A Directors shall be filled by a majority of the remaining Class A Directors, even if such remaining Class A Directors do not constitute a quorum, and any such vacancy among the Class B Directors shall be filled by a majority of the remaining Class B Directors, even if such remaining Class B Directors do not constitute a quorum.~~.

(f) No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class~~; provided that until such time as a Class B Triggering Event shall have occurred, any such removal of a Class A Director requires the affirmative vote of the holders of not less than a majority of the total voting power of the Class A Common Stock and any such removal of a Class B Director requires the affirmative vote of the holders of not less than a majority of the total voting power of the Class B Common Stock.~~.

~~(g) After the Class B Triggering Event shall have occurred, (i) all the Class B Directors then in office shall continue serving as directors until the expiration of their respective terms and (ii) the number of directors constituting the Board of Directors shall, subject to Section (a) of this ARTICLE NINTH, remain at twelve (12) directors, who shall all be elected by the holders of Class A Common Stock.~~

(~~h~~g) Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the reso-

lution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and such directors so elected shall not be subject to the provisions of this ARTICLE NINTH unless otherwise provided therein.

(~~i~~h) In no event may a majority of (i) the Board of Directors, (ii) a committee of the Board of Directors or (iii) any Class of the Board of Directors, be employed by the Corporation or by an Insurer Group.

(~~j~~i) Subject to Section (e) of this ARTICLE NINTH, in no event may a majority of directors constituting a quorum of the Board of Directors or a quorum of a committee of the Board of Directors be employed by the Corporation or by an Insurer Group.

TENTH: Action By Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law, as amended from time to time, and may not be taken by written consent of stockholders without a meeting.

ELEVENTH: Special Meetings. Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH hereto, special meetings of holders of such Preferred Stock for purposes of election of such directors.

TWELFTH: Indemnification. (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

(2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE TWELFTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE TWELFTH shall be a contract right.

(b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

(3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

(4) The rights and authority conferred in this ARTICLE TWELFTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

(5) Neither the amendment nor repeal of this ARTICLE TWELFTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE TWELFTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

THIRTEENTH: Amendments. The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power; provided, however, that ~~until such time as a Class B Triggering~~

~~Event shall have occurred, no provision of ARTICLE FIFTH, ARTICLE SIXTH, ARTICLE SEVENTH, Sections (a), (b), (e), (f) and (g) of ARTICLE NINTH and this ARTICLE THIRTEENTH may be amended, altered, repealed, or otherwise modified, and no provision of this Certificate of Incorporation inconsistent with any such provisions may be adopted, whether by means of formal amendment thereto or by means of any merger, consolidation, amalgamation, other business combination or otherwise, without the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of each of the Class A Common Stock and the Class B Common Stock, voting separately as a class (and together with no other class); and further provided that after a Class B Triggering Event shall have occurred,~~ no provision of ARTICLE SIXTH may be amended, altered, repealed, or otherwise modified, and no provision of this Certificate of Incorporation inconsistent with any such provisions may be adopted, whether by means of formal amendment thereto or by means of any merger, consolidation, amalgamation, other business combination or otherwise, without the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of Common Stock.

FOURTEENTH: Definitions. Capitalized terms used and not otherwise defined in this Certificate of Incorporation shall have their respective meanings as defined below:

“Beneficially Own” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities and Exchange Act of 1934 (or any successor rules), except that in calculating the beneficial ownership of any particular Insurer Group such Insurer Group will be deemed to have beneficial ownership of all securities that such Insurer Group has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition; provided that Common Stock held by any person for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of such Insurer Group’s business shall not be deemed to be Beneficially Owned by such person. The terms “Beneficially Owns,” “Beneficial Ownership” and “Beneficially Owned” have a corresponding meaning.

~~“Class B Common Stock” means B-1 Common Stock and/or B-2 Common Stock.~~

~~“Class B Triggering Event” shall mean the earlier of (i) the 24-month anniversary date of the pricing of the Initial Public Offering or (ii) the date on which there are no shares of Class B Common Stock issued and outstanding.~~

~~“Common Stock” means the Class A Common Stock, Class B Common Stock or other common stock entitled to vote for the election of directors.~~

“Insurer Group” means any insurance company whose primary activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies or any other entity controlling, controlled by or under common ownership, management or control with such insurer or reinsurer.

~~“Initial Public Offering” means the Corporation’s initial firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock to the public.~~

“Transfer” means any issuance, sale, transfer, gift, assignment, distribution, devise or other disposition, directly or indirectly, by operation of law or otherwise, as well as any other event that causes any person to acquire Beneficial Ownership of Common Stock or the right to vote Common Stock, or any agreement to take any such actions or cause any such events, including (a) any offer, pledge, sale, contract to sell, the sale of any option or contract to purchase, the purchase of any option or contract to sell, the grant of any option, right or warrant to purchase, loan, or any other transfer or disposition of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (b) entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction is described in clause (a) or (b) above or is to be settled by delivery of Common Stock or such other securities, in cash or otherwise and (c) transfers of interests in other entities that result in changes in Beneficial Ownership of Common Stock, in each case, whether voluntary or involuntary, whether owned of record, or Beneficially Owned and whether by merger, operation of law or otherwise. The terms “Transferring,” “Transferred,” “Transferee” and “Transferor” shall have the correlative meanings.

Exhibit C

Proposed Amendments to the Bylaws to Eliminate References to our Class B Common Stock, Rename our Class A Common Stock, Make Related Conforming Changes, and Update Outdated Provisions and Delete References to Redundant Provisions

[proposed additions are indicated by bold underlining and proposed deletions are indicated by overstriking]

BYLAWS OF VERISK ANALYTICS, INC.

ARTICLE 1

OFFICES

Section 1.01. Registered Office.    The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02. Other Offices.    The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.03. Books.    The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.01. Time and Place of Meetings.    All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

Section 2.02. Annual Meetings.    An annual meeting of stockholders~~, commencing with the year 2009,~~ shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings.    Special meetings of stockholders may be called by the Board of Directors or the chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation and may not be called by any other person.

Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice.    (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.05. Quorum.    Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.06. Voting.    (a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances and unless otherwise provided in the certificate of incorporation, directors shall be elected by ~~a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors~~.a majority of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares of capital stock of the Corporation represented in person or by proxy at any such meeting and entitled to vote on the election of directors. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.

(c) Votes may be cast by any stockholder entitled to vote in person or by his proxy. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter (including elections) will not be treated as a vote cast. A non-vote by a broker will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast.

Section 2.07. No Action by Consent.    Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.

Section 2.08. Organization.    At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or in the Chairman’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 2.09. Order of Business.    The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Section 2.10. Nomination of Directors.    Unless the certificate of incorporation otherwise provides, only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the

Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.10, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 25 days prior to such anniversary date then to be timely such notice must be received by the Corporation no later than the 10th day following the day on which public announcement of the date of the meeting was made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and any other direct or indirect pecuniary or economic interest in any capital stock of the Corporation of such person, including, without limitation, any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Unless the certificate of incorporation otherwise provides, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws and the certificate of incorporation, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.11. Notice of Business.    At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.11. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 25 days prior to such anniversary date then to be timely such notice must be received by the Corporation no later than the 10th day following the day on which public announcement of the date of the meeting was made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and any other direct or indirect pecuniary or economic interest in any capital stock of the Corporation of such person, including, without limitation, any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE 3

DIRECTORS

Section 3.01. General Powers.    Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number, Election and Term Of Office.    ~~Until such time as a Class B Triggering Event (as defined in the certificate of incorporation) shall have occurred, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of (i) ten directors (the “Class A Directors”) elected by a plurality of the votes cast by the holders of all Class A Common Stock present in person or by proxy at the meeting and entitled to vote on the election of directors (or such other number of Class A Directors between 8 and 10 as shall be determined by resolution adopted by affirmative vote of a majority of the Board of Directors) and (ii) three directors (the “Class B Directors”) elected by a plurality of the votes cast by the holders of all Class B Common Stock present in person or by proxy at the meeting and entitled to vote on the election of directors voting collectively as a single class. After a Class B Triggering Event shall have occurred, the~~The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven nor more than fifteen directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three ~~classes~~Classes, designated Class I, Class II and Class III~~; provided that until such time as a Class B Triggering Event shall have occurred, one Class B Director will be designated as a Class I director, one Class B Director will be designated as a Class II director and one Class B Director will be designated as a Class III director~~. Each ~~class~~Class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Except as otherwise provided in the certificate of incorporation, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 3.03. Quorum and Manner of Acting.    Unless the certificate of incorporation or these bylaws require a lesser or greater number, and subject to Section 3.15, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.04. Time and Place of Meetings.    The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

Section 3.05. Annual Meeting.    The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.06. Regular Meetings.    After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.07. Special Meetings.    Special meetings of the Board of Directors may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to the certificate of incorporation, special meetings of holders of such Preferred Stock. Notice of special meetings of the Board of Directors shall be given to each director at least one day before the date of the meeting in such manner as is determined by the Board of Directors.

Section 3.08. Committees.    The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation~~, provided that until such time as a Class B Triggering Event shall have occurred, one Class B Director shall serve on the nominating committee~~. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.09. Action by Consent.    Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10. Telephonic Meetings.    Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11. Resignation.    Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12. Vacancies.    Unless otherwise provided in the certificate of incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected~~; provided that until such time as a Class B Triggering Event shall have occurred, any such vacancy among the Class A Directors shall be filled by a majority of the remaining Class A Directors, even if such remaining Class A Directors do not constitute a quorum, and any such vacancy among the Class B Directors shall be filled by a majority of the remaining Class B Directors, even if such remaining Class B Directors do not constitute a quorum~~. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies~~; provided that until such time as a Class B Triggering Event shall have occurred, any such vacancy among the Class A Directors shall be filled by a majority of the remaining Class A Directors, even if such remaining Class A Directors do not constitute a quorum, and any such vacancy among the Class B Directors shall be filled by a majority of the remaining Class B Directors, even if such remaining Class B Directors do not constitute a quorum.~~.

Section 3.13. Removal.    Unless otherwise provided in the certificate of incorporation, no director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the corporation then entitled to vote generally in the election of directors, voting together as a single class~~; provided that until such time as a Class B Triggering Event shall have occurred, any such removal of a Class A Director requires the affirmative vote of the holders of not less than a majority of the total voting power of the Class A Common Stock and any such removal of a Class B Director requires the affirmative vote of the holders of not less than a majority of the total voting power of the Class B Common Stock.~~.

Section 3.14. Compensation.    Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Section 3.15. Restrictions.    In no event may a majority of (i) the Board of Directors, (ii) a committee of the Board of Directors or (iii) each Class of the Board of Directors, be employed by the Corporation or by an Insurer Group. Unless otherwise provided in the certificate of incorporation, in no event may a majority of directors constituting a quorum of the Board of Directors or a quorum of a committee of the Board of Directors be employed by the Corporation or by an Insurer Group.

Section 3.16. Preferred Stock Directors.    Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filing of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the certificate of incorporation, and such directors so elected shall not be subject to the provisions of Sections 3.02, 3.12 and 3.13 of this Article 3 unless otherwise provided therein.

ARTICLE 4

OFFICERS

Section 4.01. Principal Officers.    The principal officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

Section 4.02. Election, Term of Office and Remuneration.    The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by or at the direction of the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03. Subordinate Officers.    In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Vice Presidents, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. Any Vice President (whether a principal officer or a subordinate officer) may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors or the Chief Executive Officer may determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4.04. Removal.    Except as otherwise permitted with respect to subordinate officers, the Chief Executive Officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors and any other officers may be removed at any time, with or without cause by resolution adopted by the Board of Directors or by the Chief Executive Officer upon authority delegated by the Board of Directors.

Section 4.05. Resignations.    Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06. Powers and Duties.    The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

ARTICLE 5

CAPITAL STOCK

Section 5.01. Certificates For Stock; Uncertificated Shares.    The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an assistant Treasurer, or the Secretary or an assistant Secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 5.02. Transfer Of Shares.    Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.03. Authority for Additional Rules Regarding Transfer.    The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

ARTICLE 6

GENERAL PROVISIONS

Section 6.01. Fixing the Record Date.    (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.02. Dividends.    Subject to limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 6.03. Year.    The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 6.04. Corporate Seal.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.05. Voting of Stock Owned by the Corporation.    The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock. Absent such direction by the Board of Directors, any principal officer of the Corporation may attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 6.06. Amendments.    These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

VERISK ANALYTICS, INC 545 WASHINGTON BOULEVARD JERSEY CITY,NJ 07310Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A11 OF 21 1VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.NAMETHE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 KCONTROL # SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345PAGE 1 OF 20000000000000000TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of theThe Board of Directors recommends you vote 0 FOR the Nominees for the three year term nominee(s) on the line below. 2 expiring 2018 0 0 01. Election of Directors Nominees01 J. Hyatt Brown 02 Samuel G. Liss 03 Therese M. Vaughan 04 Bruce Hansen 0000000000The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain2. To amend our Bylaws to implement majority voting for the uncontested election of directors. 0 0 03 To amend and restate our Amended and Restated Certificate of Incorporation and Bylaws to eliminate references to our Class B 0 0 0 common stock, rename our Class A common stock, make related conforming changes, and update certain outdated provisions and remove certain redundant provisions.4 To approve executive compensation on an advisory, non-binding basis. 0 0 05 To ratify the appointment of Deloitte and Touche LLP as our independent auditor for the 2015 fiscal year. 0 0 0 NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. THE PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 and 5.Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5Please sign exactly as your name(s) appear(s) hereon. When signing as John Sample attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must 1234 ANYWHERE STREET sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name by authorized officer.SHARES CUSIP # JOB # SEQUENCE #Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date0000232718_1 R1.0.0.51160

YOUR VOTE IS IMPORTANT You can vote in one of three ways: Call toll-free 1-800-690-6903 on a Touch-Tone telephone and follow the instructions on the reverse side. Or Vote by Internet at our Internet Address: www.proxyvote.comorMark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE VOTE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .VERISK ANALYTICS, INC.THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 2015The undersigned hereby appoints Scott G. Stephenson and Kenneth E. Thompson, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Class A Common Stock of Verisk Analytics, Inc. held of record by the undersigned as of March 23, 2015, at the Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time at the Company’s Headquarters, 545 Washington Blvd., Jersey City, NJ 07310 on May 20, 2015 or any adjournment thereof. This instruction and proxy card is also solicited by the Board of Directors of Verisk Analytics, Inc. (the “Company”) for use at the Annual Meeting of Shareholders on May 20, 2015 at 8:00 a.m., Eastern Time from persons who participate in the ISO 401(k) Savings and Employee Stock Ownership Plan (the “ESOP”).By signing this instruction and proxy card, the undersigned ESOP Participant hereby instructs GreatBanc Trust Company, Trustee for the ESOP, to exercise the voting rights relating to any shares of Class A Common Stock of Verisk Analytics, Inc. allocable to his or her account(s) as of March 23, 2015. For the ESOP, the Trustee will vote shares that are not allocated to ESOP participant’s accounts, or for which no instruction has been received, in its discretion, in the best interest of ESOP participants. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (Broadridge, 51 Mercedes Way, Edgewood, NY 11717) by May 19, 2015. For shares voted by phone or Internet, the deadline is 11:59 p.m. Eastern Time on May 19, 2015.(Continued on reverse side)0000232718_2 R1.0.0.51160